File No. 333-116324, as filed on November 15, 2004, Subject to Completion

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                FORM SB-2/A5
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ROTOBLOCK CORPORATION
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)

        Nevada                      3621                 20-08987999
--------------------------    -------------------------  ------------
(State or other jurisdiction (Primary Standard          (IRS Employer
 of incorporation or )        Industrial Classification  Identification
 jurisdiction                 Code Number)               Number)

                        1715 Cook Street, Suite 205
                      Vancouver, BC, Canada  V5Y 3J6
                              (604) 872-1234
------------------------------------------------------------------------
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         Peter Scholl, President
                       1715 Cook Street, Suite 205
                      Vancouver, BC, Canada  V5Y 3J6
                              (604) 872-1234
   --------------------------------------------------------------------
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                   1

                       CALCULATION OF REGISTRATION FEE
                       -------------------------------
Title of          Number       Proposed     Proposed
each Class        of           Offering     Maximum       Amount of
of Securities     Shares       Price        Aggregate     Registration
to be             to be        per Unit     Offering      Fee (1)
Registered        Registered   (3)          Amount(2)
-----------------------------------------------------------------------
Units             10,000,000   $.05        $  500,000     $      -

Common Stock      10,000,000   $.05        $  500,000     $    63.35

Common Stock
Underlying
Warrants           5,000,000   $ .50       $2,500,000     $   316.75
-----------------------------------------------------------------------
(1)  Registration fee has been paid via Fedwire.

(2) This is an initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was valued at $.002 per share.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c).

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

















                                     2





                                PROSPECTUS
                          ROTOBLOCK CORPORATION
                            10,0000,000 Units
                              $.05 per Unit
Consisting of 10,000,000 shares of Common Stock at $.05 per share and
5,000,000 warrants to purchase shares of Common Stock at $.50 per share.
-------------------------------------------------------------------------------
This is the initial offering of Common stock of Rotoblock Corporation and no public market currently exists for the securities being offered.
Rotoblock Corporation is offering for sale a total of 10,000,000 Units of its Common Stock. Each Unit consists of one share of Common Stock and one-half Common Stock Purchase Warrant. Each one whole Common Stock Purchase Warrant will entitle the holder to purchase one additional share of Common Stock at a price of $.50 per Share for a period of two years from the date of this offering. The offering is being conducted on a self-underwritten, best efforts, all-or-none basis, which means our officers and directors will attempt to sell the Units. We intend to open a standard bank checking account to be used only for the deposit of funds received from the sale of Units in this offering. If all Units are not sold and the total offering amount is not deposited by the expiration date of the offering, all monies will be returned to investors, without interest or deduction. The Units will be offered at a price of $.05 per share for a period of one hundred and eighty (180) days from the date of this prospectus.

Rotoblock Corporation is a development stage, start up company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment. BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 7. Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is current or complete. Any representation to the contrary is a criminal offense.
------------------------------------------------------------------------
                        Offering     Underwriting      Proceeds to Us
                        Price        Commissions
------------------------------------------------------------------------
Common Stock            $.05        $     0           $   500,000
Common Stock
Underlying Warrants     $.50        $     0           $ 2,500,000
------------------------------------------------------------------------
(1) As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

(2) We will establish a separate bank account and all proceeds will be deposited into said account until such time as the total amount of the offering is received and all Units are sold, at which time the funds will be released to us for use in our operations. In the event we do not sell all of the Units before the expiration date of the offering, all funds will be returned promptly to the subscribers, without interest or deduction.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission for review has been cleared of comment and is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 Subject to Completion, Dated          , 2004

                            TABLE  OF  CONTENTS
                                                                   Page  No.

SUMMARY OF PROSPECTUS. . . . . . . . . . . . . . . . . . . . . . . . . .   5
     General Information about Our Company. . . . . . . . . . . . . . . . .5
     Our Business Strategy  . . . . . . . . . . . . . . . . . . . . . . . .6
     The Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
RISKS ASSOCIATED WITH OUR COMPANY:. . . . . . . . . . . . . . . . .  . . . 7
RISKS ASSOCIATED WITH THIS OFFERING . . . . . . . . . . . . . . . . . .   12
USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
DETERMINATION OF OFFERING PRICE. . . . . . . . . . . . . . . . . . . . . .15
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES. . . . . . . . . . . . . .  16
PLAN OF DISTRIBUTION  . . . . . . . . . . .. . . . . . . . . . . . . . .  17
     Offering Will be Sold by Our Officers and Directors . . . . . . . .  17
     Terms of the Offering . . . . . . . . . . . . . . . . . . . . . . . .17
     Deposit of Offering Proceeds . . . . . . . . . . . . . . . . . . . . 17
     Procedures for and Requirements for Subscribing  . . . . . . . . . . 18
     Exercise of Warrants . . . . . . . . . . . . . . . . . . . . . . . . 19
LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS. . . . . . . 19
EXECUTIVE COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . . .20
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT . . . . . .20
DESCRIPTION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . 23
INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
DESCRIPTION OF OUR BUSINESS. . . . . . . . . . . . . . . . . . . . . . .  24
     General Information . . . . . . . . . . . . . . . . . . . . . . . .  24
     Acquisition of Patented Rights and Technology . . . . . . . . . . .  25
     The Oscillating Piston Engine Technology . . . . . . . . . . . . . . 26
     Simplicity of Design, Assembly and Repair . . . . . . . . . . . . . .27
     Versatility of Use . . . . . . . . . . . . . . . . . . . . . . . . . 27
     Environmental Impact . . . . . . . . . . . . . . . . . . . . . . . . 28
     Research, Development and Testing Since Acquisition . . . . . . . .  28
     Implementation of Business Plan/Milestones . . . . . . . . . . . . . 30
     Patents and Trademarks . . . . . . . . . . . . . . . . . . . . . . . 32
     Competition . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
     Marketing of Technology and/or Rights . . . . . . . . . . . . . . . .34
     Government and Industry Regulation . . . . . . . . . . . . . . . . . 36
     Employees and Employment Agreements . . . . . . . . . . . . . . . .  36
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION. . . . . . .    36
DESCRIPTION OF PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . . 40
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS . . . . . . . . . . . . . .41
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS. . . . . . . . . 42
EXPERTS AND LEGAL COUNSEL. . . . . . . . . . . . . . . . . . . . . . . .  44
AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . 44
FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . .  44

                                     4



                              ROTOBLOCK CORPORATION
                            1715 Cook Street, Suite 205
                           Vancouver, B.C.,Canada  V5Y 3J6

                              SUMMARY OF PROSPECTUS
                              =====================
You should read the following summary together with the more detailed business information and the financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," "our," and "Rotoblock" are to Rotoblock Corporation.

General Information about Our Company
-------------------------------------
Rotoblock Corporation was incorporated in the State of Nevada on March 22, 2004. We are a development stage company that:

- has never generated any revenues;
- has one full-time employee;
- does not own any real estate;
- has a working capital deficit; and
- our auditors have raised substantial doubt that we will have the ability to continue as a going concern.

We were formed to develop and market a new type of patented oscillating piston engine. The oscillating piston engine (OPE) weighs only a fraction of a conventional engine and requires no valves or valve train, nor a cumbersome
water cooling system.   However, despite its lighter weight, to date we
have not shown that the oscillating piston engine can function as well as a conventional engine. We have acquired the prototype engine and certain rights to the patents from the inventor and engineering team through an Option Agreement that gives us the rights to further develop the engine to the point where it can successfully be marketed and sold.
 We do not currently own all of the intellectual property or patents related to the OPE and the underlying technology and the offering proceeds will not provide us with enough capital to buy these intellectual property and patent rights. However, the Option Agreement also grants us the right to purchase the patents underlying the technology at any time on or before 18 or 36 months from the date of the initial payment of the $100,000 deposit (May 31, 2004) for $1,000,000, if within 18 months, or $1,500,000 if within 36 months. In addition, the option may be assigned or transferred to another party without the prior approval of the Optionor. During the term of the option, we have the exclusive right to manufacture and market all products covered by the patents. We are in the process of testing and improving on the patented design. However, the engine, which has not had a test run since 1995, has not been tested in a vehicle or other device; has experienced critical mechanical failures in the past; and may experience more failures in the future.

We are in the development stage; have not yet generated any revenues and have sustained a net loss of $177,519 since inception. Our business plans are to develop the technology and build a prototype engine that can be sublicensed to third party manufacturers for amounts sufficient to generate the funds to purchase the patent rights subject of the option agreement; however, if we are unable to do so prior to the expiration date of the option, we would need to raise additional capital through loans or equity sales, or rely on receipt of the cash we would receive from exercise of the warrants sold in this offering to exercise the option. The exercise price of the warrants is $.50 per share, which is 10 times the $.05 offering price of the shares in this offering and 250 times the $.002 price per share paid by our current stockholders for their shares. In addition, based on our current development plans, we will not generate any revenues or profits over the 12 months after the offering is completed. Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our offices and testing laboratory are currently located at 1715 Cook Street, Suite 205 in Vancouver, B.C., Canada. Our fiscal year end is April 30.

Our Business Strategy
---------------------
We seek growth by continuing the development and testing of our technology in order to allow us to market the technology/final product for commercial manufacture. The major components of our strategy are set forth below.

-     complete development and testing of the OPE

- attend trade shows and advertise the new technology in trade journals to generate interest in the finished technology/product.

- provide a reliable, efficient alternative to the current small engine technologies available in the market

-     license or sell technology in whole or in part

- we intend to provide service and support to any licensees or manufacturers of the technology/product

-     wisely and efficiently manage our capital expenditures

- seek to raise capital ($1,000,000/$1,500,000) to purchase the patents subject of the Option Agreement, which would give us ownership of the rights and technology through exercise of the warrants, additional sales of securities, loans and/or revenues generated from sublicense of the technology

We currently plan to complete the design, construction and testing of our second generation engine in late 2004 or early 2005, however, there is no guarantee we will ever be successful in developing an engine that will merit the further development of our proposed final third generation engine, which is currently planned for late 2006 or early 2007. In any such event, our business would fail and you would lose any investment you make in our securities.

 We do not plan to attend trade shows or advertise until we have successfully completed the development of our second generation engine. Our strategy to provide a reliable, efficient alternative to the current small engine technologies available in the market and to license or sell technology in whole or in part is entirely contingent upon the successful development of a third generation engine. We will also not be providing any service or support until such time as we have successfully completed the third generation engine and established a market for the engine and the underlying technology. As for raising the capital to purchase the patents pursuant to the Option Agreement, management plans to begin seeking those funds once development of the second generation engine is nearing completion, but there is no certainty that the capital will be available to us. It should be noted that there is no certainty that we will be successful in carrying out any of the business strategies above and the proceeds of the offering are not sufficient to fund all of the strategies listed above. Additionally, it should be noted that the completion of the second generation in not expected to result in any sales or otherwise generate any revenues.

The Offering
------------
Following is a brief summary of this offering. Please see the Plan of Distribution; Terms of the Offering section for a more detailed description of the terms of the offering.

Securities Being Offered             10,000,000 Units - Each Unit consists
                                     of one share of Common Stock and one-
                                     half Common Stock Purchase Warrant

Offering Price per Unit              $.05

Offering Period                      The Units are being offered for a
                                     period not to exceed 180 days, unless
                                     extended by our Board of Directors for
                                     an additional 90 days.

Net Proceeds to Our Company          $  500,000 (Total Offering Proceeds)
                                     $2,500,000 (Assuming exercise of all
                                     Warrants, of which there is no
                                     assurance)

Use of Proceeds                      We intend to use the proceeds to pay
                                     for offering expenses  repay
                                     outstanding debt in the amount of
                                     $300,000 and for  business
                                     operations.

Number of Shares of Common Stock
Outstanding Before the Offering      15,000,000

Number of Shares of Common Stock
Outstanding After the Offering       25,000,000

Number of Shares of Common Stock
Outstanding After the Offering
Assuming Exercise of All Warrants
(of which there is no guarantee)     30,000,000


                              RISK  FACTORS
                              =============
An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all of the material risks involved if you decide to purchase Units in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:
==================================
We are a development stage company, have generated no revenues and lack an operating history.
---------------------------------------------------------------------------
Our company was incorporated in March 2004 and we have not yet fully commenced our proposed business operations or realized any revenues. We have only a limited operating history upon which an evaluation of our future prospects can be made. Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into our highly competitive industry. Our ability to achieve and maintain profitability and positive cash flow is highly dependent upon a number of factors, including our ability to attract and retain licensees and/or customers for our products, while keeping costs to a minimum. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing any revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could have a material adverse effect on our business, financial condition and results of operations, which could result in a total loss of any investment you make in our securities.

Unless purchasers in this offering exercise at least a substantial number of the warrants, or we are able to generate revenues or obtain loans/financing, we will be unable to purchase the patents.
----------------------------------------------------------------------
We currently do not own the patents or rights underlying the patents, but rather, have been granted the use thereof and an option to purchase the rights within 3 years. Pursuant to the terms of the agreement, the option may be assigned to a third party without consent of the Optionor, Dr. Farrell. The option grants us the right to further develop, test, market and sell the final engine product or to license the technology to third-party manufacturers. In addition, the option grants us the right and option to purchase the patents for US$1,000,000, if purchased within 18 months, or for $1,500,000, if purchased within 36 months after payment of payment of the initial deposit of $108,745, which was made on May 31, 2004. However, unless purchasers in this offering exercise at least a substantial number of the warrants, or we are able to successfully develop the engine and sublicense the technology to a large manufacturer for a substantial sum of money, we will be unable to purchase the rights and title to the patents without seeking further outside financing through loans or additional sales of our securities.

We are totally dependent upon the proceeds of this offering to continue our proposed business plans.
------------------------------------------------------------------------
Our only assets are the concept, business plan, use of proprietary rights and some primary development of a prototype to date. The only cash we have available is our cash in the bank at July 31, 2004 in the amount of $76,626, which represents the cash paid by our founders for the acquisition of their shares ($50,700 Cdn.) and the balance of the $300,000 advance taken on the $500,000 loan we secured from an unrelated third party for development and operating costs, which we intend to repay from the proceeds of this offering. We estimate our total expenses for the year following completion of this offering will be approximately $500,000, which are the total proceeds from this offering. The proceeds will allow us to repay the loan which will allow us to implement our business plans, develop and test our prototype, and begin some marketing programs to license our proprietary technology. If we are unsuccessful in developing the engine and are unable to bring a product to market, or are unable to successfully market a finished product, we may never realize any revenues and you could risk a total loss of any investment you make in our securities.

We do not have any additional source of funding for our business plan and may be unable to find any such funding if and when needed.
-------------------------------------------------------------------------
Other than the securities offered by this prospectus and the initial loan from an unrelated third party, no other source of capital has been has been identified or sought. As a result we do not have an alternate source of funds should we fail to substantially complete this offering. If we do find an alternative source of capital, the terms and conditions of acquiring this capital may result in dilution and the resultant lessening of value of the shares of common stock of our stockholders.

If we are not successful in raising sufficient capital through this offering, we will be faced with several options:

1.   abandon our business plans, cease operations and go out of business;
2.   continue to seek alternative and acceptable sources of capital;
3.   bring in additional capital that may result in a change of control; or
4. identify a candidate for acquisition that seeks access to the public marketplace and its financing sources.

In the event of any of the above circumstances you could lose a substantial part or all of your investment. There can no assurances that the capital raised in this offering will be sufficient to fully fund our business plans or that we will be profitable as a result and therefore, you could lose your investment. Our failure to raise sufficient capital or find additional funding could have a material adverse effect on our business, financial condition and operating results and have a material adverse effect on the value of your shares of our common stock.

We cannot predict when or if we will produce revenues.
-----------------------------------------------------
Currently, we are not yet conducting any business operations, but rather, expect to be in the development stage for several more months. We are currently improving on the engine technology and developing a second-generation engine. In order for us to begin our marketing plans and realize revenues, we must raise our initial capital though this offering.
The timing of the completion of the milestones needed to commence operations, complete the development and testing of our prototype and generate revenues from licensing of our technology is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business once we do commence operations. As a result, you may lose all of your investment. Failure to generate sufficient revenues would have a material adverse effect on our business, financial condition and operating results and have a material adverse effect on the value of your shares of our common stock, which could result in a total loss of any investment you make in our securities.

We must be able to attract and retain key personnel.
----------------------------------------------------
Our continued business operations will be highly dependent upon our ability to attract and maintain key employees and management personnel. In particular, we will require the services of a combustion engine engineer almost immediately upon completion of this offering and full commencement of the further development and testing of our second-generation prototype engine. We currently do not have sufficient funds budgeted to pay a full-time engineer, nor will one be needed, as Peter Scholl, our President and CEO is an engineer and is working full time on the engine technology and prototype development. We intend to hire a combustion engine engineer on a consulting, as-needed basis, which has been included in our budget and use of proceeds.
We cannot guarantee that we will be able to identify and/or hire a qualified combustion engine engineer as and when needed. In addition, the loss of the services of Peter Scholl or the inability to attract other qualified personnel, if and when needed, could materially adversely affect our business, financial condition and results of operations which could result in a total loss of any investment you make in our securities.

We currently have only two employees, neither of which has experience in running a combustion engine public company, which could seriously impair the progress of our development and testing plans and result in a total loss of your investment in our securities.
------------------------------------------------------------------------
We currently have only two employees; however, only Peter Scholl, our President and CEO, is working full time on the development of the engine technology. Mr. Scholl is a mechanical engineer who has never run a public company. Neither employee has ever run a company in the combustion engine market and their lack of depth and experience could hinder further development of the engine and technology. As a result, the engine may never be finished or brought to market and you could lose any investment you make in the securities offered herein. In addition, if we should lose Mr. Scholl's services for any reason, it may hamper or delay our ability to finish the second-generation engine and bring the finished product to market.

We do not have an employment agreement with Mr. Scholl. We are heavily dependent upon the continued services of Mr. Scholl for the success of our business. His inability to act for any reason could seriously harm the business and your investment, resulting in a possible loss of profits and decrease or loss in any investment you make in our securities. In addition, neither has ever sold or marketed combustion engines. Should our directors be unsuccessful in developing and marketing our products, if and when they are completed, it could prevent us from ever being profitable. The inability of our directors to market our products would have a material adverse effect on our business, financial condition and operating results, which could result in a total loss of any investment you make in our securities.

The small engine industry is highly competitive and our technology may not be well received or successful.
-----------------------------------------------------------------------------
The small engine industry is highly competitive with respect to technology, performance, quality and availability of service/parts. There are numerous well-established competitors, including national, regional and local small engine manufacturers and distributors who have substantially greater financial, marketing, personnel and other resources than our company. There can be no assurance that we will be able to respond to various competitive factors affecting our industry and technology. The need for small engine equipment is also generally affected by changes in consumer preferences, national, regional and local economic and environmental regulations and demographic trends.
Prior to our acquisition of the engine and technology, it experienced a critical mechanical failure and was disassembled to investigate the cause of the problem. Failure analyses showed metal fatigue to be the cause of the critical component having failed. It was subsequently determined that choice of materials specified in the original design was ultimately the cause of the failure. A replacement component was re-specified and fabricated from a more suitable material. There can be no assurance that we will be able to successfully develop our proposed technology sufficient to create our planned model or, that if developed, it will suitably pass future testing and not fail again. If we are unable to successfully compete in the development and marketing of our finished product, we may be unable to generate any revenues and you could suffer a total loss of any investment you make in our securities.

We may be unable to protect the proprietary rights to the technologies, patents and intellectual property, which may hamper our ability to license and/or sell the manufacturing rights to the technology, thereby impacting our ability to earn revenues and become profitable.
-----------------------------------------------------------------------------
Our success and ability to compete will depend in part on the protection of the patents to the technology. We rely on patent and copyright laws to protect the intellectual property that was developed and have an option to acquire several patents on the technology. However, such laws may provide insufficient protection. Moreover, other companies may develop products that are similar or superior to our prototype engine, or may copy or otherwise obtain and use proprietary information we develop or use without our authorization.
If a third party were to violate one or more of the patents or the new technology we develop, we may not have the resources to bring suit or protect the intellectual property underlying the patents. In the event of such a violation or if a third party appropriated any of our unpatented technology, such party may develop and market technology and/or products which we intend to develop and/or market. We would lose any revenues, which we would otherwise have received from the sale or licensing of that technology or those products. This could prevent our ever making a profit on any licensing and/or sale of any technology or products we develop.

We do not currently own the intellectual property underlying the engine's technology, but rather, have an option to use it for up to 18/36 months, at which time we will have to purchase it outright for $1,000,000/$1,500,000.
Our business plans are to develop the technology and build a prototype engine that can be sublicensed to third party manufacturers for amounts sufficient to generate the funds to purchase the patent rights subject of the option agreement; however, if we are unable to do so prior to the expiration date of the option, we would need to raise additional capital through loans or equity sales, or rely on receipt of the cash we would receive from exercise of the warrants sold in this offering to exercise the option. We cannot guarantee that we will ever develop a successful prototype or that, if successfully developed, we will be able to sublicense the rights to any manufacturer for production and sale. As a result, we may never have the funds to purchase the patents, which would result in a total failure of our business and a complete loss of any investment you make in our securities.

Policing unauthorized use of the patents, proprietary and other intellectual property rights could entail significant expense and could be difficult or impossible. In addition, third parties may bring claims of copyright or trademark infringement against us or claim that certain of our processes or features violate a patent, that we have misappropriated their technology or formats or otherwise infringed upon their proprietary rights. Any claims of infringement, with or without merit, could be time consuming to defend, result in costly litigation, divert management attention and/or require us to enter into costly royalty and/or licensing arrangements to prevent further infringement on the technology we develop or use, any of which could increase our operating expenses and thus prevent us from becoming profitable.

Our competitive position also depends upon unpatented trade secrets. Trade secrets are difficult to protect. Our competitors may independently develop proprietary information and techniques that are substantially equivalent to the technology we use, or otherwise gain access to trade secrets we develop surrounding the engine development, such as through unauthorized or inadvertent disclosure of our trade secrets. If this occurs, our competitors may use our processes or techniques to develop competing products and bring them to market ahead of us. This could prevent us from becoming profitable. As a result of any of the aforementioned circumstances, you could suffer a total loss of any investment you make in our securities.

We may not be able to successfully develop a marketable product.
--------------------------------------------------------------------
Since we are in the early stages of our engine development process, we cannot guarantee that we will be able to successfully complete an engine that meets the specifications we have set forth and are attempting to develop. Our final product may not function as we believe it will;
its projected potential applications may be limited; and it may never be a viable product. If we are unable to successfully develop the engine technology as planned and it is not functional or commercially attractive to third parties, we may never be able to license the technology or sell the rights to manufacture our products. In such event, we would be unable to generate any revenues and any investment you made in our securities would be a total loss.

RISKS  ASSOCIATED  WITH  THIS  OFFERING:
========================================
Buying low-priced penny stocks is very risky and speculative.
-----------------------------------------------------------------
The shares of common stock being offered underlying the Units and Warrants being offering herein are defined as penny stocks under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares underlying the Units and/or Warrants you may purchase in this offering in the public markets. As a result, you could suffer a total loss of any investment you make in our securities.

We are selling this offering without an underwriter and may be unable to sell any Units.
------------------------------------------------------------------------
This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell any Units; we intend to sell them through our officers and directors, who will receive no commissions. We intend to hold informal meetings and invite our friends, acquaintances and relatives in an effort to sell the Units; however, there is no guarantee that we will be able to sell any of the Units. We will offer and sell the Units to both accredited" and "unaccredited" investors, as those terms are defined by the Securities Act of 1933, as amended. All prospective investors will be provided with a copy of this Prospectus. In the event we are unable to sell all of the Units in this offering, we will be forced to reduce or abandon our proposed business operations until such time as additional monies can be obtained, either through loans or financings.

Our common stock currently has no trading market and there is no guarantee a trading market will ever develop for our securities.
--------------------------------------------------------------------------
There is presently no demand for our common stock. There is presently no public market for the securities being offered in this prospectus. While we do intend to apply for quotation in the Over-the-Counter Bulletin Board, we cannot guarantee that our application will be approved and our stock listed and quoted for sale. Even if our securities are listed on the Bulletin Board, no public market is likely to develop. In addition, it is unlikely there will be any market makers for our stock or liquidity for investors in this offering. If no market is ever developed for our common stock, it will be difficult for you to sell any shares in the Units you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares of common stock without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares of common stock in our company, resulting in an inability to realize any value from your purchase of any Units in this offering.

You will incur immediate and substantial dilution of the price you pay for your shares.
--------------------------------------------------------------------------
Our existing stockholders acquired a total of 15,000,000 shares at a total cost of $38,664, or $.002 per share, which is substantially less than that which you will pay for the shares of common stock in the Units you purchase in this offering. Accordingly, any investment you make in the Units will result in the immediate and substantial dilution of the net tangible book value of your shares of common stock from the $.05 you pay for them to $.014 per share immediately after the offering. In addition, if and when the warrants are exercised, investors will suffer even greater dilution. However, in order for us to become profitable and the value of your shares to increase, all warrants will need to be exercised so we can purchase the patent rights and sell the technology.

One of our directors and our control persons have substantial influence over our voting stock
------------------------------------------------------------------------------
Because one of our directors, Peter Scholl, and our current control persons and shareholders, who are the original shareholders of our wholly-owned Subsidiary together own approximately 90% of our issued and outstanding common stock, and presuming all Units in this offering are sold, will together own over 55% of our issued and outstanding common stock, they will together be able to make and control corporate decisions that may be disadvantageous to other minority shareholders. These stockholders, each holding greater than 5% of the issued and outstanding shares of common stock now and greater than 3% of the issued and outstanding shares after the offering, provided they vote in unison, will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets. The current shareholders would also have the voting power to prevent or cause a change in control.
The interests of the current stockholders may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders. In addition, our Bylaws allow our Board of Directors to establish supermajority voting provisions. A supermajority quorum is a requirement that more than a majority of the directors in office constitute a quorum; and a voting requirement is one which requires the vote of more than a majority of those directors present at a meeting at which a quorum is present to be the act of the directors.
As a result, because our stockholders and affiliates will control the Board and have a majority of the voting power of the securities outstanding after the offering, those affiliates could amend our Bylaws to make it more difficult for investors in this offering to assert influence over corporate decision making. Conflicts in corporate decisions may result in our company being unable to make timely business decisions, and, consequently, could have a material adverse effect on our business, financial condition and operating results, all of which may result in a complete loss of your investment.

Our Management will have broad discretion over the use of the proceeds received from this offering, which could result in a loss of your investment if the funds are misallocated or misused.
---------------------------------------------------------------------
Our Management will have broad discretion over the use of the proceeds we receive from this offering. Our Management will be able to allocate the proceeds in any manner it sees fit, which may not produce results sufficient to bring our products to market and generate any revenues. As a result, you could risk a loss of your entire investment in any securities you purchase in this offering.



                            USE OF PROCEEDS
                            ===============
We have estimated the net proceeds from this offering to be $500,000, assuming all Units are sold. We expect to disburse the proceeds from this offering in the priority set forth below, during the first 12 months after successful completion of this offering:

Proceeds of the Offering                          $ 500,000
  Less: Offering Expenses                             5,000
                                                  ---------
Total Proceeds to Us                              $ 495,000





                                 15


Repayment of Loan                                   300,000 (1)
Rent and Utilities                                $  18,000
Wages and Salaries                                   45,000
Consultants                                          20,000
Legal and Accounting                                  5,000
Furniture and Equipment                               5,000
Administration and Office Expense                     5,000
Travel                                                5,000
Modeling, Machining, Processing and Testing          35,000
Research Materials                                    2,000
Manufacturing/Engineering Equipment                  30,000
Materials and Components                             15,000
Maintenance Costs                                     2,000
Working Capital                                       8,000
                                                   --------
Total Net Proceeds                                $ 495,000
                                                  =========

(1) On March 30, 2004, we entered into a Loan Agreement with Mint International Limited, an unrelated third party (hereafter "Mint"), whereby Mint agreed to advance us a bridge loan of up to $500,000 to fund our business operations until such time as we complete this offering. The loan is secured by all of our assets, bears interest at the rate of 5% per annum and is payable on demand. To date, we have drawn a total of $300,000 from the bridge loan, of which $108,000 was used to exercise the Option giving us the right to use of the patents and technology. We have expended the balance of the advance in our research, development and testing efforts and expect to repay all advances on the loan out of the proceeds of this offering. As a result, the estimated Use of Proceeds above will be adjusted to reflect repayment of funds advanced from the Loan Agreement and the amounts expended in the categories above will be adjusted for the amounts already expended from loan proceeds.

                   DETERMINATION OF OFFERING PRICE
                   -------------------------------
The offering price of the Units has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.
In determining the number of shares to be offered underlying the Units and Warrants, and the offering prices, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

The exercise price of the warrants was arbitrarily determined by us and does not bear any relationship to our assets, book value, earnings, projected revenues or other established criteria. Given the fact that the exercise price of $.50 per share is 10 times the $.05 offering price of the Units in this offering and 250 times the $.002 price per share paid by our current stockholders for their shares, there is no guarantee that any or all of the warrants will ever be exercised.
                                    16

             DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES
             =============================================
Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the Units being offered. Dilution of the value of the shares within the Units you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of July 31, 2004, the net tangible book value of the shares of common stock issued and outstanding was ($138,781) or approximately ($.009) per share, based upon 15,000,000 shares outstanding.

The following table illustrates the per share dilution to new investors and increase in net tangible book value to current stockholders, assuming sale of all Units being offered, and does not give any effect to the results of any operations subsequent to July 31, 2004 or the date of this registration statement:

Public Offering Price per Unit                      $   .05
Net Tangible Book Value prior to this Offering      $  (.009)
Net Tangible Book Value After Offering              $   .014
Immediate Dilution per Share to New Investors       $   .036
Immediate Increase per Share to Current Stockholder $   .023

The following table summarizes the number and percentage of Units purchased, the amount and percentage of consideration paid and the average price per share of common stock paid by our existing stockholders and by new investors in this offering:

                                                       Total
               Price       Number of     Percent of    Consideration
               Per Share   Shares Held   Ownership     Paid
               ---------   -----------   ----------    --------
Existing
Stockholders   $ .002      15,000,000       60%       $  38,664

Investors in
This Offering  $  .05      10,000,000       40%       $ 500,000

If all warrants are exercised, investors would suffer even more significant dilution in the price they paid for their shares.


                                 17






                         PLAN OF DISTRIBUTION
                         --------------------
Offering Will be Sold by Our Officers and Directors
---------------------------------------------------
This is a self-underwritten offering. This prospectus is part of a registration statement that permits our officers and directors to sell the Units directly to the public, with no commission or other remuneration payable to them for any Units they sell. There are no plans or arrangements to enter into any contracts or agreements to sell the Units with a broker or dealer. We will offer and sell the Units to both accredited" and "unaccredited" investors, as those terms are defined by the Securities Act of 1933, as amended, and each prospective investor will be provided with a copy of this Prospectus prior to purchase.

The officers and directors will not purchase any Units in this offering.

In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration provisions, as set forth in Rule 3a4-1 under the Securities Exchange Act of 1934.

Terms of the Offering
---------------------
The Units will be sold at the fixed price of $.05 per Unit until the completion of this offering. There is no minimum amount of subscription required to be made by an individual investor.

This offering will commence on the date of this prospectus and continue for a period of 180 days, unless we extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us (the "Expiration Date").

Deposit of Offering Proceeds
-------------------------------
All monies collected for subscriptions will be held in a separate bank checking account to be established at a local bank until all Units are sold and $500,000 has been received. At that time, the funds will be released to us for use in the implementation of our business plans. In the event the total offering amount is not sold prior to the Expiration Date, all monies will be returned to investors, without interest or deduction.

Procedures and Requirements for Subscription
--------------------------------------------
Only purchasers who have one or more of the following three criteria may purchase stock in this offering:

       (i) knowledge of and investment experience with securities, such as stocks and bonds;
      (ii)  ownership of interests in new ventures and/or start-up companies;
     (iii) experience in business and financial dealings, and can protect his/her/its own interests in an investment of this nature.
                                  18

If you meet one or more of the qualifications above and decide to subscribe for any Units in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certifiedfunds to us. All checks for subscriptions should be made payable to Rotoblock Corporation.

When subscribing for Units and signing the Subscription Agreement, purchasers will be acknowledging the following:

1.	that he/she/it is financially responsible and able to purchase the Units;

2.	that the investment may be long term and is by its nature
    speculative;

3. that he/she/it is financially capable of bearing the risk of the investment including, but not limited to, the possibility of complete loss of all his/her/its investment and the lack of a liquid public market, such that he/she/it may not be able to ever liquidate the investment;

   4. that he/she/it has had substantial experience in business or investments in one or more of the following:

       (i) knowledge of and investment experience with securities, such as stocks and bonds;

      (ii) ownership of interests in new ventures and/or start-up companies;

     (iii) experience in business and financial dealings, and can protect his/her/its own interests in an investment of this nature.

5.	that he/she/it has received a copy of the prospectus and has had an opportunity to ask and receive answers to questions concerning the document and its disclosures;

6.	that the Units are being acquired solely for his/her/its own account, for investment, and are not being purchased with a view to or for the resale or distribution thereof and that he/she/it has no present plans to enter into any contract, undertaking, agreement or arrangement for resale or distribution of the shares.

Potential purchasers should note that signing subscription agreements and making the representations listed above does not relieve us of our obligations under the Securities Act or any other laws, rules or regulations.

					   19





Exercise of Warrants
--------------------
Each Unit consists of one share of Common Stock and one-half Common Stock Purchase Warrant. Each one whole Common Stock Purchase Warrant will entitle the holder to purchase one additional share of Common Stock at a price of $.50 per Share for a period of two years from the date of this offering. We intend to complete and enter into a Warrant Agreement with Holladay Stock Transfer, our registered stock transfer agent, to allow them to handle the issuance of the Common Stock underlying the warrants upon surrender and payment of the exercise price to us by any holders.


                            LEGAL  PROCEEDINGS
                            ==================
We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.


         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
         ============================================================
Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is elected by the Board of Directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees. The name, address, age and position of our officers and directors is set forth below:

Name and Address (1)         Age            Position(s)
-----------------            ---            -----------
Peter H. Scholl              58             President, CEO
1715 Cook Street, Suite 205                 and Director
Vancouver, BC, Canada  V5Y 3J6

Howard Gelfand               42             Secretary, Treasurer
4930 Horstman Lane                          CFO and Director
Whistler, BC, Canada V0N 1B4

The persons named above have held their offices/positions since inception of and are expected to hold said offices/positions until the next annual meeting of our stockholders. The officers and directors are our only officers, directors, promoters and control persons.

Background Information about Our Officers and Directors
-------------------------------------------------------
Peter H. Scholl has been our President, Chief Executive Officer, Treasurer, Chief Financial Officer and a Director of our company since inception. From January 2003 to August 2003, he was self-employed and developing the

                                  20


Oscillating Piston Engine, subject of our business and patent rights. From March 2001 to January 2003, he was the President of Unimont Development Inc., a residential high-rise development in Penticton, B.C., Canada. From March 1998 to March 2001, he was an Industrial Consultant on contract with Travis AG in Zurich, Switzerland. Mr. Scholl was licensed as a Precision Machinist in Switzerland in 1966. He earned a Bachelor's Degree in Mechanical Engineering from the Institute of Technology in Biel, Switzerland in 1970. He completed his post-graduate studies at the University of Alberta, Canada in 1976 and earned a Degree in Management Development. Mr. Scholl devotes full time to our business operations.

Howard Gelfand has been the Secretary and a Director of our company since inception. Since March 2003, he has also been the Secretary, Treasurer, Chief Financial Officer and a Director of Bliss Essentials, a publicly traded Nevada corporation (OTCBB:BLSE), which is producing and selling handmade, natural herbal soaps.. From 1978 to the present, he has also been a part-time parimutual teller for the Racing Association in Vancouver, B.C., Canada. From July to December 2000, he was President and a Director of Fortune Gaming.com, a publicly-traded Nevada corporation, which operates an online gaming website based in Vancouver, B.C., Canada. Mr. Gelfand devotes approximately 5-10 hours per week to our business operations.

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.


                           EXECUTIVE COMPENSATION
                           ----------------------
Peter H. Scholl, President and CEO, has been compensated since inception at the rate of $39,000 US per year and Howard Gelfand, Secretary, Treasurer and CFO receives $15,800 US per year, commencing May 1, 2004. All unpaid compensation has been accrued in our accounts payable. In addition, our officers and directors are compensated for any out-of-pocket expenses they incur on our behalf.






                                     21




----------------------------------------------------------------------------
                         SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------
                               Annual Compensation      Long-Term Comp.
                                                        Awards    Payouts
Name and                   Consulting         Other  Annual
Position(s)          Year       Fees  Bonus  Comp.
----------------------------------------------------------------------------
Peter Scholl         2003  $     0     None   None      None      None
President, CEO,      2004  $31,297 None   None      None      None
and Director

Howard Gelfand,      2003     $     0     None   None      None      None
Secretary,           2004     $     0     None   None      None      None
Treasurer, CFO
and Director
----------------------------------------------------------------------------

Employment Agreements
---------------------
The officers and directors are not currently party to any employment agreements and we do not presently have any pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, it may adopt such plans in the future. There are presently no personal benefits available to directors, officers or employees.


        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
        ==============================================================
The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be assuming completion of the sale of all Units in this offering, which we can't guarantee. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address          No. of      No. of          Percentage
Beneficial                Shares      Shares         of Ownership
Owner                     Before      After       Before       After
                          Offering    Offering    Offering    Offering
-----------------------   ---------   -----------------------------------
Peter H. Scholl           5,365,567   5,365,567    35.7%        21.4%
1715 Cook Street, #205
Vancouver, BC
Canada  V5Y 3J6
                                      22


Wilfred L. Chipman (1)    5,365,567   5,365,567    35.7%        21.4%
304-1345 W. 4th Ave.
Vancouver, BC
Canada  V6H 3Y8

Lance Waymen              1,375,785   1,375,785     9.0%         5.5%
5120 Windsor St.
Vancouver,BC
Canada V52 3H8

Jeane Manning               825,471     825,471     5.5%         3.3%
P.O. Box 24010
Penticton, BC
Canada V2A 8L9

Lourdes Martin (2)          825,471     825,471     5.5%         3.3%
8912 Jubilee Ave.
Osoyoos, BC
V0H 1V2
---------------------
All Officers and
Directors as a Group     5,365,567    5,365,567    35.7%       21.4%

(1) Wilfred Chipman is one of the initial founding shareholders of Rotoblock, Inc., our Canadian subsidiary, and was instrumental in introducing Peter Scholl, our President and CEO, to Dr. Farrell, the owner of the patents, subject of the technology of the prototype engine we are developing. In addition, Mr. Chipman owns all of the instruments, tools and equipment we are using in our development and testing. As compensation for his efforts and contributions, and as a further inducement to allow us to continue to use his equipment at no cost and on terms favorable to us, we issued these founder's shares to him.

(2) Lourdes Martin is the wife of Dr. Marti Farrell, owner of the patents and a consultant.

Future Sales by Existing Stockholders
-------------------------------------
A total of 15,000,000 shares have been issued to the existing stockholders, 5,365,567 of which are held by one of our officers and directors and are, therefore, restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholders (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

                      DESCRIPTION OF SECURITIES
                      =========================
Common  Stock
-------------
Our authorized capital stock consists of 75,000,000 shares of common stock, par value $.001 per share. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
(iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-cumulative  Voting
----------------------
Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own approximately 60% of our outstanding common stock.

Cash  Dividends
---------------
As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Supermajority Quorum
--------------------
Section 3.8 of our Bylaws allow our Board of Directors to establish supermajority voting provisions. A supermajority quorum is a requirement that more than a majority of the directors in office constitute a quorum; and a voting requirement is one which requires the vote of more than a majority of those directors present at a meeting at which a quorum is present to be the act of the directors. As a result, because our current affiliates will control the Board and have a majority of the voting power of the securities outstanding after the offering, those affiliates could amend our Bylaws to make it more difficult for investors in this offering to assert influence over corporate decision making.

                           INDEMNIFICATION
                           ===============
Pursuant to certain provisions in our Articles of Incorporation and By-Laws we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.


                      DESCRIPTION OF OUR BUSINESS
                      ---------------------------
General Information
-------------------
Rotoblock Corporation was incorporated in the State of Nevada on March 22, 2004. We were formed to engage in the development and licensing of an Oscillating Piston Engine (OPE) and are currently in the development stage. Since we are in the early stages of our business development and are relying solely on the monies raised in this offering to continue our research and development, there is no guarantee we will be successful in completing this offering or completing our proposed business plans. In the event we are unsuccessful in completing at least the offering, we will likely be required to raise additional monies, either through sales of our equity securities or through loans from financial institutions or third parties, prior to commencement of our business plans, of which there is no assurance we will be able to do.

 We currently plan to complete the design, construction and testing of our second generation engine in late 2004 or early 2005, however, even if the offering is completed, there is no assurance that we will ever be successful in developing an engine that will merit the further development of our proposed final third generation engine, which is currently planned for late 2006 or early 2007. In addition, even if we are successful in developing the engine, there is no guarantee we will be able to sell it or the rights to manufacture it and generate any revenues. In any such event, our business could fail and you would lose any investment you make in our securities. We highly recommend you carefully review the risks regarding our company and making an investment in our securities discussed in the Risk Factors section of this prospectus, beginning on page 7.

We have never generated any revenues; have one full-time employee, Peter Scholl, our President and CEO, who is a mechanical engineer; do not own any real estate; have a working capital deficit since inception; and our auditors have raised substantial doubt about our ability to continue as a going concern.

We maintain our statutory registered agent's office in Carson City, Nevada and our business offices and testing laboratory in Vancouver, B.C., Canada.

Acquisition of Patented Rights and Technology
---------------------------------------------
On March 30, 2004, we acquired Rotoblock, Inc., a privately-held Canadian corporation (the "Subsidiary"), which holds an option entitling it to acquire all of the rights, title and interest in and to a patented technology and prototype engine in exchange for 15,000,000 shares of our restricted common stock, valued at $.002 per share. The terms of the option are as follows:

       For a consideration of US$100,000, plus interest at the rate of 24% per annum calculated from January 31, 2004 to the date of payment, paid on May 31, 2004, the inventor, Dr. Monti Farrell granted us, through our wholly-owned Subsidiary, Rotoblock, Inc. an option to acquire the patent rights to the engine technology. The option grants us the rights to further develop, market and sell the final engine product or to license the technology to third-party manufacturers. In addition, the option grants us the right and option to purchase the patents for US$1,000,000, if purchased within 18 months, or for $1,500,000, if purchased within 36 months after payment of payment of the initial deposit.

We currently to not own the patents or rights underlying the patents, but rather, have been granted the use thereof and an option to purchase the rights within 3 years, which gives us ample time to further test and develop the technology and engine. Pursuant to the terms of the agreement, the option may also be assigned to a third party without consent of the Optionor, Dr. Farrell.

We acquired all of the issued and outstanding shares of Rotoblock Inc.
by issuing 15,000,000 shares of our common stock. Since the transaction resulted in the former shareholders of Rotoblock Inc. owning all of the issued shares of Rotoblock Corporation, the transaction has been treated for accounting purposes as an acquisition by Rotoblock Inc. of the net assets and liabilities of Rotoblock Corporation. Under this purchase method of accounting, the results of operations of Rotoblock Corporation are included in the consolidated financial statements.

Rotoblock Corporation had a net asset deficiency at the acquisition date, therefore, the 15,000,000 common shares issued on acquisition were issued at a fair value of $Nil with the net asset deficiency of $138 charged to deficit. Rotoblock Inc. is deemed to be the purchaser for accounting purposes. Accordingly, its net assets are included in the consolidated balance sheet at their previously recorded amounts.

All of our operations relating to the development and marketing of the OPE technology will be conducted by Rotoblock, Inc. (the Subsidiary). We are currently in the process of improving on the technology to make the engine more efficient, economical and environmentally friendly in an effort to make it attractive to engine manufacturers to either acquire the technology or negotiate license agreements to use the technology. We have made several changes to the prototype engine.
All parts except the crankshaft and engine block have been re-designed. We intend to continue our research, development and testing efforts until we are certain we have completed the best, most efficient model. This goal will be considered to be reached when the engine demonstrates a power to weight ratio of 2:1. We are hopeful this can be achieved within the 18-36 months granted in the option to use the technology underlying the patents.

The Oscillating Piston Engine Technology (OPE)
----------------------------------------------
The OPE patented internal combustion engine is different than conventional reciprocating engine technology in that the current oscillating piston design incorporates four pairs of pistons. Each of these eight pistons is alternately attached, through two oppositely rotating adjacent discs, to two coaxial drive shafts extending from the center of one face of the cylinder block. Each piston is attached to a single disc such that four non-adjacent pistons are rigidly affixed to the upper disc and the remaining four to the lower. Each concentric shaft is attached, respectively, to the connecting discs. The discs, in turn, couple the motion of the oscillating pistons to a single crankshaft, via a dual scotch yoke mechanism. Each piston is a segmented toroidal section traveling within the closed toroidal chamber of the cylinder block.
The round cylinder block containing the pistons, connecting discs and coaxial output shafts is free to continuously rotate in a counter clockwise direction. It is caused to revolve ninety degrees for every complete revolution of the rotating crankshaft. This action is accomplished by a four-to-one ratio gear reduction mechanism which couples the two components together.

Rotation of the cylinder block causes a pair of intake and exhaust ports, as well as two diametrically positioned spark plugs, to regularly appear in the intervening spaces formed between the faces of the pistons as they oscillate backwards and forwards between the limits of allowed travel within the toroidal cylinder. When in operation, the diametrically opposed inlet ports in the cylinder block are supplied with a combustible fuel/air mixture through an attached intake manifold, such that the separating opposing piston pairs each draws in a fresh charge mixture as the rotating cylinder block passes through the first of four combustion cycles.

The second cycle begins as the same piston pairs reach their limits of travel, reverse direction and proceed to compress the charge mixture captured between their faces. Compression continues until the approaching piston faces reach their closest point at the end of their range of travel.

The third cycle starts with the appearance of the spark plugs in the intervening space between the moving pistons just at the point in the cycle when they make their closest approach to each other. At this juncture, timed firing of the spark plugs ignites the compressed charge mixture confined between the faces of each of the two piston pairs. The exploding fuel/air mixture is rapidly heated and expands, thereby forcing the opposing piston pair faces apart and, by so doing, produces the power cycle. The force applied to the separating pistons by the expanding gas is coupled, through the two connecting discs, to the scotch yokes, which, in turn cause the continuous rotation of the crankshaft and output shaft.

As the cylinder block continues to rotate, the fourth cycle begins. Next, exhaust ports appear between the piston pairs coincident with their change of direction at the end of the power stroke. The approaching piston faces now expel the burnt exhaust gases through the exhaust ports. This brings to a close the final cycle of the four cycle sequence.

The endless repetition of these four combustion cycles produces sixteen power strokes for each revolution of the cylinder block. Momentum stored in the inertial mass of the rotating cylinder block substitutes for the action of the flywheel found in conventional reciprocating engine designs.

Simplicity of Design, Assembly and Repair
-----------------------------------------
The OPE engine is comprised of four major mechanical sub-assemblies. Each sub-assembly can be easily removed from the engine, allowing for rapid factory assembly and easy replacement or field servicing. We believe this feature should permit the engine to be totally field maintainable, to the degree that a major overhaul should be able to be completed by a qualified mechanic using only conventional hand tools in just a few hours. The simple design of the engine should also help reduce the costs of manufacturing because of the reduced parts count. In addition, the elimination of a valve train and liquid cooling system components in the oscillating piston engine design should lessen the engine's complexity, which could further reduce costs to achieve overall engine efficiency. We are currently still in the testing and development stages of the engine design and as a result, have not yet completed the final prototype for further testing.
                               28

Departure from conventional engine design, resulting in fewer moving parts, has allowed us to produce an engine with reduced frictional losses, which if proven in testing, could lead to increased reliability, improved performance and longer engine life. As is typical with mechanical systems, simplicity is the key to a successful design. In keeping with this philosophy, the OPE engine uses standardized components, common to the industry, wherever possible.

 There is no certainty, however, that our research and development activities will result in a marketable engine that:

-	can be assembled more quickly than a conventional engine;
-	is easier to service in the field;
-	is totally field maintainable; or
-	will reduce the costs of manufacturing.

Versatility of Use
------------------
The OPE engine has been specifically designed to maximize versatility of use. The engine's extreme horsepower to weight ratio, when finally tested and proven, could lend itself useful to a wide variety of both industrial and consumer applications. The advantage of having high power-to-weight ratio and air-cooled design fits perfectly with the specialized requirements of many recreational vehicles and portable power tools. Here, engines in the range of several hundred to several thousand horsepower are employed to power electric generators, pumps and compressors, as well as a wide variety of other industrial and agricultural types of machinery. If we are successful in completing our proposed model and technology, it could be an ideal choice for applications such as these.

Environmental Impact
--------------------
The OPE design is totally valve-less. As such, there are no moving intake or exhaust valves to limit combustion temperature, as with typical internal combustion engines. If we are successful in developing an operational engine on this basis, it would allow the engine to be operated with a leaner fuel/air mixture and a consequent higher combustion temperature.
The result would be increased Carnot cycle efficiency when used with gasoline or similar hydrocarbon fuels. Carnot cycle efficiency is the ratio of the output work to the input heat. Leaner mixture and higher combustion temperature promotes more complete oxidation of the burning fuel, which would reduce carbon monoxide emission, while increasing efficiency and reducing fuel consumption for a given equivalent power output. While there is no guarantee we will be successful in developing an operational engine on this basis, we will attempt to make the engine's environmental impact minimal.

Research, Development and Testing Since Acquisition
---------------------------------------------------
With the help of Dr. Farrell, a shareholder, advisor and the inventor of the technology, we have continued to further research, test and develop the technology. We exercised the Option Agreement on May 31, 2004, paid Dr. Farrell the exercise price of $100,000, plus interest, and issued Dr. Farrell 550,315 shares of our restricted common stock, all pursuant to the terms of the Option Agreement. In addition, the option agreement states that Dr. Farrell will provide continuing consulting services to us on an as-needed basis and as and when his health will allow (Dr. Farrell is 84 years old). He will be paid a consulting fee of $250/hr. for such services. Dr. Farrell has agreed to provide us with a minimum of 100 hours during the first 18 months and a minimum of 50 hours during our second 18 months of research, development and testing.

Dr. Farrell has conducted a number of test runs with the engine.
Upon completion of the building processes to produce the initial or prototype engine in April, 1995, the engine weighed in at 68 lbs., not including the starter battery and external lube oil pump. Dr. Farrell and his design team made 8 two-minute engine runs without the ignition to verify the mechanical interfaces; the timing; and the general form, fit and function of the engine. These runs were short in duration (2 min. max.) for a total of approximately 16 minutes, during which the lube oil system and initial carburetion were functionally verified. All engine test runs were in an unloaded configuration and without special instrumentation for the prime purpose of design compliance and "proof of concept".

After 8 test runs at 800-1000 cylinder rotation rpm, the performance was increased with a goal of 2000 rpm. These test runs totaled 28 minutes of operating time. As the rpm was increased and at approximately 1800 revs, a loud bang was heard and the engine stopped suddenly. Disassembly revealed that a piston had suffered a mounting failure. A design fix to cure the problem and to manufacture 8 new pistons required approximately 7 weeks. The engine was inspected for wear and mechanical interferences during that down time and there was no indication that anything other than the piston mounting failure had occurred.

With 8 redesigned pistons and a strengthened mounting system, engine operation and testing was resumed in September 1995. Four 2.5 min.
runs were made at 850 rpm and the decision to increase rpm to 2000 was made. At approximately 1800 cylinder rpm and 2 mins. into the test run, a rattle was detected. During this testing phase in September 1995, the engine was shut down and again disassembled for inspection, which revealed a cracked piston mounting disc.
Dr. Farrell no longer had the energy nor the funds to continue development and testing of the engine, so the project was "shelved" until the engine with the cracked disc was turned over to Rotoblock, Inc. in the Fall of 2003. Messrs. Scholl and Chipman were introduced to Dr. Farrell in late 2002 and were fascinated with his engine design. Dr. Farrell invited Messrs. Scholl and Chipman to investigate the design and specifications in detail to fully understand his concept. The parties developed a mathematical model to understand and experiment theoretically with the kinematics parameters of the system. Since the engine had a cracked disc and was not operational, a performance evaluation was impossible at that time. In early 2003, Messrs. Scholl and Chipman, still intrigued with the concept, were given the right by Dr. Farrell to disassemble the engine, which they did only in their spare time, to evaluate and carefully inspect the engine to determine the reason for the cracked disc failure. Each part was removed and analyzed in detail over a period of approximately 6 months, until it was determined that Rotoblock, Inc., the Canadian corporation, would be formed to enter into an agreement with Dr. Farrell to acquire the rights to further develop and test the engine, which Messrs. Scholl and Chipman had both concluded from their months of research had further research and development merit.

Rotoblock Inc. was formed on September 2, 2003 and the Option Agreement was entered into with Dr. Farrell.

 In October/November 2003, Peter Scholl, our President and CEO, a mechanical engineer, disassembled the original engine and determined metal fatigue to be the cause of the critical component having failed. Mr.
Scholl determined that Dr. Farrell's method of strengthening the piston mounting system had, in fact, weakened the disc, causing it to fail. It was subsequently determined that choice of materials specified in the original design was ultimately the cause of the failure. A replacement disc was re-specified and fabricated from a more suitable material, 4340 HTSR steel, to replace the previous one that was made out of a meehinite cast material.

While the engine was dissembled, it was determined that other improvements were warranted. New piston rings were installed and additional instrumentation was fitted to the engine. A new, laser timed, capacitive discharge ignition system was designed and built to replace the original design. That system was tested and its performance found satisfactory. At that time, a decision was made not to spend any more time with the original prototype (first generation engine), as we felt that true progress could only be made with an improved mechanical design. The engine is currently being redesigned and tested to improve upon the design and technology sufficient to build a second-generation prototype engine that will be mechanically sound and ready to take to market.

Implementation of Business Plan/Milestones
------------------------------------------
Upon completion of this offering, we intend to continue our business plans in the following manner:

Phase 1 (Approximately 12 months Long) -
---------------------------------------
Following a thorough evaluation of the original engine, we decided to proceed expeditiously with the design and construction of a second-generation prototype. The purpose of this second generation prototype is to provide a thoroughly instrumented test-bed engine, which will allow our engineers to collect the necessary data on which to base the final third-generation design. It will subsequently be this, optimized, third-generation engine that will be sent to an internationally recognized testing laboratory for testing and evaluation.

We are currently in Phase 1 of our development program and a second-generation prototype, modeled principally on the original engine design is now being developed and built. This prototype will be fitted with a comprehensive array of sensors and connected to a computerized data acquisition system. An extensive series of experiments will then be undertaken to gather data on important engine operating parameters. Data collected from these experiments will form the basis of the optimized third-generation design.

During this phase, the focus of activity will be on gathering data relating to the engine's operation, as well as on compiling the background information necessary to form the basis of an improved third-generation engine design. Additionally, during this time, we will conduct a market review, in order that a more complete requirements definition may be generated, describing a product best fitting the needs of the global market.

We estimate we will be able to complete our second-generation engine with the proceeds of this offering and without the proceeds from the exercise of any warrants. The estimated cost for completion is $500,000, which includes the repayment of $300,000 in outstanding debt, representing the bridge loan used to implement our business plans.

Phase 2 (Approximately 2 years)
------------------------------
In Phase 2, our principal focus of activity will shift to the design, construction and testing of the third-generation engine. As a starting point, the analysis results and test data accumulated from Phase 1, together with the design specifications of the original prototype engine will be correlated with the requirements of the functional specification for the third-generation engine. These activities will culminate in the writing of a Design Specification for the third-generation engine.

Only the latest research techniques, engineering practices, design tools and documentation procedures will be employed in designing the third-generation engine. Interactive 3-D computer aided design tools, together with an array of sophisticated mathematic modeling programs will insure reliable proven design. This will be accomplished before the first piece of metal for the new prototype is cut. Every component of the new engine will be modeled in 3-D and become part of a dynamic simulation of the engine, before final critical design decisions are made, powerful stress and wear analyses routines will be run, as part of the simulation, in order that premature component failures are avoided and reliability of the engine is insured. Only after the third-generation design specification has addressed all criteria set out in the functional specification, will it be signed of, as being ready to be manufactured and marketing to the public.

All fabricated parts for the third-generation engine will be manufactured by third party, contracted manufacturers, using state-of-the-art computer controlled machine tools. CNC data files, together with computer generated drawings for each component to be fabricated, will be given to the machining center responsible for component manufacturing. This process not only assures the delivery of accurately toleranced parts, but also assures complete similarity, in the event additional identical parts are required in the future.

A great deal of attention will be focused on the selection of components and materials for this design. In addition to the extensive use of exotic metal alloys, advanced plasma enhanced chemical vapor deposition techniques will be used in the surface treatment of critical engine components. Wherever possible and when available, standard components meeting the required specifications will be used in the design, thereby reducing manufacturing costs as well as speeding up component delivery and engine construction.

Following the fabrication and delivery of all necessary components, the third-generation prototype engine will be assembled. This process will be carefully documented for future reference. Once engine assembly is completed, the unit will be mounted on an engine test-stand and appropriately instrumented. This will be followed by an extensive series of tests to be performed on the new engine in our laboratory. These tests will provide numerous data, regarding every aspect of engine operation, reliability and performance.

After analyzing the results of testing performed on the third-generation engine, a design review will be held to determine what, if any, changes or modifications are necessary to be made in the design. Recommended engineering changes, coming as a result of the design review, will then be incorporated as revisions to the engine design and the prototype modified accordingly. The engine will again undergo a further sequence of testing to verify performance of the modifications.

A second design review will be conducted to evaluate results obtained from the previous engine tests and fuel experiments. Conclusions drawn from this review may suggest further changes and revisions to the design specification. Following completion of final modifications to the prototype, and after our engineers are satisfied with the in-house test results, the revised version of the design specification will again be frozen. At this time, sufficient components will be ordered for the construction of two additional engines.

The completed third-generation prototype engine will next be cleaned up and tuned, following which, it will be prepared for shipment to an outside laboratory where it will undergo a predetermined series of tests. The tests performed by this independent, nationally recognized testing laboratory are specifically intended to characterize engine performance, environmental impact and fuel efficiency. Documented test results from these independent tests will be used to support marketing efforts for our new and enhanced engine design.

Once the engines have been returned to us after undergoing independent testing, and the final independent test report is in hand, marketing efforts will significantly ramp up. At this point, our activities will shift toward securing licensing agreements with various engine manufacturers for the use of our engine designs. Development work will still continue, but will be more focused on engineering support and marketing, as well as on customer driven, application specific, new engine designs.

We estimate the costs to implement this second Phase and develop the third and final-generation engine will be approximately $2,500,000, which would require exercise of all the warrants or the sale/sublicense of the engine and technology to a third party for manufacture, of which there can be no assurance. If the warrants are not all exercised and we do not have sufficient capital, we may never implement this Phase of our proposed business plans, but rather, will need to diligently seek a manufacturer who will sublicense the technology for further development, manufacture and sale. In the even we are unsuccessful in either event, we could lose our rights to the patent and our business would fail.

Patents and Trademarks
----------------------
On March 30, 2004, we acquired Rotoblock, Inc., a privately-held Canadian corporation (the "Subsidiary"), which holds an option entitling it to acquire all of the rights, title and interest in and to the following patents:

Name of Patent                   Patent #    Issue Date       Expiration Date
-----------------------------------------------------------------------------
Oscillating Piston Engine -      5,222,463   June 29, 1993    June 28, 2010
This patent covers the
basic Oscillating Piston
engine, all of its parts
and functionality.

Oscillating Piston Engine
for Driving a Ducted Fan -       5,303,546   April 19, 1994   April 18, 2011
This patent covers the
application of the OPE as a
means of driving a ducted
fan (e.g., aircraft, boat,
hovercraft, etc.)

Oscillating Piston Engine
for an Electrical Charging
System for Electrically
Powered Vehicles -               5,323,737   June 28, 1994    June 27, 2011
This patent covers any
applications for an OPE
powering an electric charging
system for an electrically
powered vehicle (e.g., a
hybrid vehicle).

                                    34

Oscillating Piston Engine
for Pumping System -             5,324,176   June 28, 1994    June 27, 2011
This patent covers
applications for the OPE
being used to power pumping
systems.

Oscillating Piston Engine
for Helicopters                  5,467,744   Nov. 21, 1995    Nov. 20, 1012
This patent covers
applications for the OPE as
a power source to power
helicopters.

Under the terms of the Option Agreement, exercised on May 31, 2004 with the payment of $100,000, plus accrued interest in the amount of $8,745, we were granted the rights to further develop, test, sub-license and market the engine, which we intend to do once we have a finished second-generation prototype. Pursuant to the terms of the Agreement, the rights will revert back to Dr. Farrell is they are not purchased outright within 36 months from the date of exercise of the option.

Our intention is to develop the engine to a point where it can be sublicensed to manufacturers to produce and sell to the public in an effort to generate the funds required to purchase the patents prior to expiration of the Option Agreement on May 31, 2007.

The patents were developed and are owned by Dr. Monti Farrell, who is 84 years old. Dr. Farrell is confident in the technologies he developed; however, at his advanced age when he applied for and was granted the patents, he was unable to follow through with extensive development and testing efforts. As a result, the patent rights "sat on the shelf" for several years until Rotoblock, Inc. entered into the Option Agreement and began further developing and testing the original prototype engine. Dr. Farrell has agreed to provide consulting services to us under the terms of the Option Agreement at the rate of $250/hr. if and when he is able and available and on an as-needed basis. He has agreed to provide, at a minimum, 100 hours of consulting during the first 18 months of the agreement and 50 hours during the second 18 months.

Competition
-----------
The industry in which we operate is intensely competitive with respect to new and evolving technologies on a continuous basis. In addition, there are many well-established competitors with substantially greater financial and other resources, including but not limited to established businesses with loyal customers. We will rely heavily on our new and developing engine technology to acquire a competitive edge. We have determined that some of our largest competitors will be Honda, Briggs & Stratton, Tecumseh, Kawasaki, Kohler and Stihl, the major producers of general purpose engines. Because of our proposed two-to-one weight ratio and intensive battle for market share among these companies, we will be contacting these manufacturers in hopes they will want

                                   35

to include our OPE technology in their product lines. There are always new and emerging technologies in the industry in which we compete; however, we are unaware of any other new types of engines being developed with which our OPE products and technology will compete at this time.

Marketing  of Technology and/or Rights
--------------------------------------
Our marketing efforts will be focused on selling manufacturing licenses or rights to use the technology. Sale of the technology rights would be preferred, as the administration and enforcement of licensing agreements can be very complex and costly. Without an in-depth survey among engine manufacturers to determine the level of interest, it is difficult to project potential up-front license and/or royalty fees, let alone project how much a third party buyer would be willing to pay for the OPE technology or for the technology rights. As a result, we have not yet established a price for the licensing or sale of our technology and do not intend to do so until our prototype models are completed and available for demonstration and marketing.

There also exists the possibility we could enter into a joint venture with an existing, established small engine manufacturer, whereby our Management team would work closely with the joint venture partner in a research capacity, perfecting and expanding the technology to meet the partner's specific needs, such as exploring the possibility of running it on alternate fuels, especially hydrogen, if requested. In such an instance, we would expect the joint venture partner to be responsible for all research and development costs associated with expanding the technology to meet their specific requirements.

The combustion engines we see today have experienced years of relentless development. Manufacturers have aimed to make engines more efficient, more durable, and in some cases lighter. Also, recently, great efforts are being made in reducing environmentally damaging emissions.

We consider it important that a new engine concept be introduced in a low-key manner and in applications that are not mission-critical in order to build a reputation of reliability over time. We intend to pursue a marketing strategy that primarily targets manufacturers of general purpose engines and secondarily, manufacturers of engines used in recreational vehicles, such as outboard motors and other weight critical uses. A review of the general purpose engine market is presently underway. To date it has been determined that several large companies, such as Honda, Briggs & Stratton, Tecumseh, Kawasaki, Kohler and Stihl, dominate the industry. Initially, we intend to focus our marketing efforts on these 6 largest manufactures of general purpose engines. The manufacturers produce engines for a large variety of applications, including portable chain saws, weeding machines, portable turbo generators, portable crushers, portable arc welders and generators, snow blowers, lawn mowers and air and gas compressors, among others.

Because of the two-to-one weight ratio and the intensive battle for market share, we are hopeful that we will be successful in convincing one or more of these and other not so well known small engine manufacturers to include our final, proven OPE technology in its product offerings, assuming we are successful in our development and testing, of which there can be no guarantee at this time.
                                    36

Articles in appropriate trade journals, prominent newspapers and direct marketing campaigns will be used to promote the OPE technology. We will also send out special invitations, solicit inquiries and encourage visits to our laboratory and testing facilities for the purpose of demonstrating the engine and its technology to potential customers to demonstrate the engine and its unique technology, prove its capabilities, educate the potential buyer/licensee and establish essential relationships.

Once our prototypes are completed and available for demonstration and sale of the final technology, we intend to expand our marketing efforts to the marine outboard motor industry, as well as other small engine applications used in the recreational and other markets, such as snowmobiles, small water craft such as Seadoos and all-terrain vehicles. We are confident an air cooled, low weight-to-power ratio engine, similar to our proposed product design will fit into a large area of applications.

To date, we have not yet entered into any discussions with any third parties regarding marketing or manufacturing the engine and we don't intend to do so until we have a tested and proven engine to market, which will take several more months.

Government and Industry Regulation
----------------------------------
Since it our intention to develop the engine to a point where the technology can be sublicensed to a third party manufacturer for production, we don't anticipate being subject to any government or industry regulations in our testing and development processes. We have not yet been required to obtain any licenses and/or permits and are not aware of any health or environmental rules and/or regulations that apply to our development activities. However, new laws, rules and/or regulations may be implemented in the future that we are currently unaware of and we may be required to comply with such laws, rules and/or regulations. Difficulties in obtaining or failure to obtain required licenses and approvals could result in delays in the development of our final prototypes in each phase.

Employees and Employment  Agreements
-------------------------------------
At present, we have two employees, who consist of our officers and directors. In addition, Dr. Monti Farrell, Inventor of the technology and a Technical Advisor, devotes consulting services on an as-needed basis. None of these officers, directors or advisors presently have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to any officers, directors or key employees.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
          =========================================================
The following presents management's discussion and analysis of our financial condition and results of operations and should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ significantly from those anticipated in the forward-looking statements as a result of various factors, including those discussed in "Risk Factors" section of this prospectus. We are currently operating with a working capital deficit to date of $248,707 and expect to incur additional losses until we are able to successfully develop and market our second-generation prototype engine.

Critical Accounting Policies
----------------------------
Management's discussion and analysis of our financial condition and results of operations are based on the consolidated financial statements which are prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of such financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. On an ongoing basis, management will evaluate its estimates and will base its estimates on historical experience, as well as on various other assumptions in light of the circumstances surrounding the estimate, and the results will form the basis in making judgments about the carrying values of our assets and liabilities that are not readily apparent from other sources. It should be noted, however, that actual results could differ from the amount derived from management's estimates under different assumptions or conditions.

Our primary business activities and strategies will be conducted through our wholly-owned subsidiary, Rotoblock, Inc., a Canadian corporation.

We have identified below certain accounting policies which we apply in the preparation of our financial statements. We believe that the policies discussed below are those most critical to our business operations. These policies form the basis of our discussion throughout this section and affect our reported and expected financial results.

CONSOLIDATION: Our financial statements include the accounts of Rotoblock Corporation, the Nevada corporation, and its wholly-owned Canadian Subsidiary, Rotoblock, Inc.

CASH AND CASH EQUIVALENTS: We consider all highly liquid investments with original maturities of 90 days or less to be cash equivalents.

USE OF ACCOUNTING ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect
(i) the reported amounts of assets and liabilities, (ii) disclosure of contingent assets and liabilities at the date of the financial statements and
(iii) the reported amounts of revenues and expenses during the periods covered by our financial statements. Actual results could differ from those estimates.

PROPERTY AND EQUIPMENT: Property and equipment is recorded at cost, net of accumulated depreciation. Improvements are capitalized and maintenance, repairs and minor replacements are expensed as incurred. Depreciation is determined using the straight line method over the estimated lives of the assets as follows: Equipment - 5 years. We expect to expend approximately $53,000 in equipment expense during the next twelve months.

INCOME TAXES: We have adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" (SFAS 109), which requires the use of an asset and liability approach for financial accounting and reporting of income taxes.

If it is more likely than not that some portion of or all of a deferred tax asset will not be realized, a valuation allowance will be recognized.

As we have not yet generated any revenues or operated at a profit, no tax benefit has been reflected in the statement of operations in the consolidated financial statements included as a part of this prospectus.

RESEARCH AND DEVELOPMENT: Total research and development costs will include labor for employees and contractors, rent, professional services, materials, lab equipment and disposals. These costs will be expensed in the Statement of Operations, which forms part of our consolidated financial statements included as a part of this prospectus.

FAIR VALUE OF FINANCIAL INSTRUMENTS: Our financial instruments consist of cash, goods and services tax recoverable, prepaid expenses and deposits, accounts payable, advances payable and loans payable. Unless otherwise noted, it is our opinion that we are not exposed to significant interest or credit risks arising from these financial instruments. The carrying amounts of items reflected in current assets and current liabilities approximate their fair value, unless otherwise noted.

NET LOSS PER COMMON SHARE: Basic net loss per share was determined by dividing net loss by the weighted average number of common shares outstanding for the period reported in the consolidated financial statements included as a part of this prospectus. The effect of common stock equivalents is not considered as it would be anti-dilutive.

Results of Operations
---------------------
Currently, we are in the development stage, have not yet conducted any significant business operations or produced any revenues, and have incurred a net loss since inception of $177,519 . In order for us to commence operations, we must initially raise capital though this offering. The timing of the completion of the following milestones needed to commence operations and generate revenue is wholly dependent on the success of this offering.

The following table provides selected financial data about our company for the period from March 22, 2004, the date of incorporation, through July 31, 2004. For detailed financial information, see the audited Financial Statements included in this prospectus.

Data:                       7/31/04
------------------         ---------
Cash . . . . . . . .       $   76,626
Total assets . . . .       $  201,266
Total liabilities. .       $  340,047
Shareholders' equity       $ (138,781)

On March 30, 2004, we entered into a Loan Agreement with Mint International Limited, an unrelated third party (hereafter "Mint"), whereby Mint agreed to advance us a bridge loan of up to $500,000 to fund our business operations until such time as we complete this offering. To date, we have drawn a total of $300,000 from the bridge loan. We have expended approximately $60,000 of this amount in our research, development and testing efforts and expect to repay all advances out of the proceeds of this offering.

Other than the securities offered by this prospectus no other source of capital has been identified or sought.

Liquidity and Capital Resources
-------------------------------
We expect our current cash in the bank, plus the proceeds we are able to draw from our $500,000 bridge loan to be sufficient to implement our business operations and to sustain them for the next twelve months. As of the date of the filing of this registration statement, we have taken advances of $300,000 against the loan. Pursuant to the terms of the loan agreement, and specifically, Article 5.4, we must provide the Lender with an officer's certificate setting for the amount of funds required for further development in detail, together with confirmation that all proposed development and/or business expansion from previous advances has been completed. Specifically, the agreement provides for draws against the $500,000 loan as follows:
$150,000 draw at time of execution of the Loan Agreement; $150,000 draw upon execution of Option Agreement; and $200,000 draw upon completion of second generation engine design, which we estimate will be by the end of 2004.

Since inception, we have incurred losses and net cash outflows from operations and we expect to continue to incur substantial losses to complete the development of our business. We will be required to make substantial payments over the next 18 to 36 months to acquire the patents and there is no assurance that we will be able to obtain sufficient funds to complete the acquisition of the patents and continue the development of the engine technology or, if successful, commence the sale of our products under development. Since its inception, the Company has funded operations through common stock issuances and debt in order to meet its strategic objectives. The Company plans to continue to fund its operations and to finance the acquisition of the patents through common stock issuances and debt. However, there can be no assurance that the Company will be able to obtain sufficient funds to complete the acquisition of the patents and continue the development of and, if successful, to commence the sale of its products under development.

If we cannot raise the proceeds in this offering, we believe we may need to raise additional funds to continue our business until positive cash flow is achieved from operations. However, to date, we have never had any discussions with any possible acquisition candidate nor have we any intention of doing so at this time.

Proposed Milestones to Implement Business Operations
----------------------------------------------------
Phase I:
-------
The resource requirements for Phase 1. will be met upon completion of this offering. The current team completing the modifications to the prototype have the necessary know-how to meet our planned objectives for this phase and complete the initial prototype. We estimate our costs to complete Phase 1 requirements outlined in the Description of Our Business section, will be approximately $500,000. We intend to spend the majority of the $500,000 on research and development activities during Phase 1.

We intend to spend approximately $53,000 in capital equipment required to complete our Phase 1 activities. This equipment will consist of computers, software tools, engineering and testing equipment.

Phase 2:
--------
It is anticipated that the planning and the start-up of the design phase of the second generation OPE will be conducted at the present location at 1715 Cook Street.

We will be required to hire or contract a combustion engine engineer with experience in computer aided engine modeling once we enter the 2nd generation OPE design phase. The funding required for Phase 2 is budgeted at $2,500,000, which we intend to raise from exercise of the Stock Purchase Warrants underlying the common stock Units being sold in this offering. There is no guarantee that any or all of the Purchase Warrants will be exercised, which means we may have to seek alternate financing means to implement our Phase
2 plans.

Additionally, if the net proceeds received from this offering are not enough to accomplish the above phases, we will be forced to seek alternate sources of capital through an additional offering, bank borrowing or by soliciting capital contributions from our existing shareholders. No commitments to provide additional funds have been made by management or current shareholders. There is no assurance that additional funding will be made available to us on terms that will be acceptable, or at all, if and when needed.

We intend to spend approximately $2,000,000 on research and development activities during Phase 2.

We intend to spend approximately $100,000 on capital equipment required to complete our Phase 2 activities. This equipment will consist of additional computers, software, tools, engineering and test equipment and instruments.

                        DESCRIPTION OF PROPERTY
                        =======================
We do not currently own any real estate properties. We have entered into a lease agreement with Brookpark Properties, Ltd., an unrelated third party, for a 1600 square foot office/laboratory space in Vancouver, B.C., Canada, for a period for a monthly rental fee of $1,580 US. The lease term is for a period of one year, commencing on May 1, 2004, with an option to renew for an additional one year term with a 5% increase in the current monthly rental rate. In addition, in September 2003, we entered into a rental agreement with Wilfred Chipman, a majority shareholder and previous shareholder of the Subsidiary, to rent a vast number of tools, scientific instruments, engineering and other related books, office equipment and materials in exchange for his shares of our restricted common stock. The rental agreement is in effect for a period of three (3) years from August 2003 and will remain valid as long as Mr. Chipman remains a contract consultant.

Upon payment of $108,745 to Dr. Monti Farrell, we acquired the exclusive rights to manufacture and market all products covered by five U.S.
patents for a period of 18 months, with an option to extend the acquisition rights for a further 18 months, or purchase them outright for the sum of $1,000,000 US within the first 18-month option or $1,500,000 US within the second 18-months.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
               ==============================================
From inception to the period ended July 31, 2004, we paid $41,355 in consulting fees to Peter Scholl, an officer and director.

At July 31, 2004 and at the date of the filing of this registration statement, a total of $23,880 included in our accounts payable is due to Peter Scholl, an officer and director for consulting fees and expenses paid on our behalf.

Dr. Monti Farrell, the inventor of the OPE technology and a minority shareholder of our company, will be providing advisory services to us on an as-needed basis. Dr. Farrell will be compensated as a consultant for any services he provides at the rate of $250/day, pursuant to the terms of the Option Agreement. Dr. Farrell is an Aeronautical Engineer, with an extensive background in aerospace engineering. He received his Honorary Doctorate (PhD) from UCLA in Aeronautics in 1960. In 1939, he entered the US Army Air Corps and served in combat duty in China, Burma, India and North Africa. He entered the US Air Force upon his return from active duty and earned a BS Degree in Aeronautical Mechanical Engineering and continued in advance USAF schooling for a BS Degree in Electronics. In 1955, he earned a BS Degree from the University of Hawaii in Aircraft Power Plant Design and Development.
He earned his Masters Degree in Aerospace Science from the University of Michigan in 1958 and retired from the U.S. Air Force to join TRW as Field Manager and Director of testing for the Titan weapons systems turnover to the Strategic Air Command. In 1961, he was appointed
Manager of TRW Field Office, where he supervised and managed 13 contracts involving 7 programs of aerospace development, including Atlas, Titan, Minuteman ballistic missiles and several classified spacecraft.
He was the Launch Director for 87 launches of military and contractor ballistic and orbital space vehicles. In 1972, he retired from TRW and founded Aero Development, which he owned and operated until 1977, when he joined the Aero Engineering Dept. of the School of Engineering
Cal Poly State University as a Research Program Investigator. Here, he conducted a program of developmental flight tests to prove recovery systems for US Navy cruise missiles and remote guidance controls to a safe landing. He has conducted many flight tests with remote radio control of oddly configured vehicles to satisfy NASA, US Navy and US
Coast Guard agencies who sponsored projects he was involved in, some of which were swing wing, asymmetrical aircraft configuration, parafoil supported air vehicles, etc. In 1991, he became aware of the existence of the Morgan patented Oscillating Piston Engine, which became public domain in 1987. In 1992, after modifying the design, he applied for and was granted the patents. Dr. Farrell holds a commercial pilot's license and is an FAA certified Ground School Instructor. He is an Associate
Fellow with the American Institute of Aeronautics and Astronautics
(AIAA) and holds a California real estate license. He retired from the US Air Force with the rank of Major:Top Secret Clearance. He has published several papers and is highly respected in the Aeronautics industry.

Our Subsidiary entered into a Rental Agreement with Wilf Chipman, a principal stockholder, in August 2003, to rent all of the instruments, tools and equipment we are using in our development and testing. As compensation and as a further inducement to allow us to continue to use his equipment at no cost and on terms favorable to us, and pursuant to the terms of the Rental Agreement, we issued a total of 5,365,567 shares or 35.7% of the total issued and outstanding founder's shares to Mr. Chipman.

We do not currently have any conflicts of interest by or among our current officers, directors, key employees or advisors. We have not yet formulated a policy for handling conflicts of interest; however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

          MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
          ========================================================
No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board. However, even if our stock is quoted on the Bulletin Board, it is still unlikely that an active trading market will develop.

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).
                                    43

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

- contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

- contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

- contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

- contains a toll-free telephone number for inquiries on disciplinary actions;

- defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

- contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

   -     the bid and offer quotations for the penny stock;
   - the compensation of the broker-dealer and its salesperson in the transaction;
   - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
   - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Reports
-------
We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish unaudited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Stock  Transfer  Agent
----------------------
The stock transfer agent for our securities is Holladay Stock Transfer.

                         EXPERTS AND LEGAL COUNSEL
                         =========================
Our consolidated financial statement for the period from inception to April 30, 2004, included in this prospectus have been audited by Morgan & Co., Chartered Accountants, 700-1488 West Georgia Street, Vancouver, B.C., Canada. We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The law offices of Robert C. Weaver, Jr., Esq., of San Diego, California has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.


                         AVAILABLE  INFORMATION
                         ======================
We have filed this registration statement on Form SB-2, of which this prospectus is a part, with the U.S. Securities and Exchange Commission.
Upon completion of this registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-KSB, 10-QSB and 8-KSB, proxy statements, under Sec.14 of the Exchange Act, and other information with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W., Judiciary Plaza, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

                           FINANCIAL  STATEMENTS
                           =====================
Our fiscal year end is April 30. We intend to provide audited financial statements to our stockholders on an annual basis, prepared by an Independent Certified Public Accountant, in our annual reports. Our unaudited interim consolidated financial statements for the period from inception to July 31, 2004, our audited consolidated financial statements for the fiscal year ended April 30, 2004 immediately follow.

                       ROTOBLOCK CORPORATION
                    (A Development Stage Company)


                 CONSOLIDATED FINANCIAL STATEMENTS


                           JULY 31, 2004
                      (Stated in U.S. Dollars)

                           ROTOBLOCK CORPORATION
                      (A Development Stage Company)
                       CONSOLIDATED BALANCE SHEET
                              (Unaudited)
                             JULY 31, 2004
                        (Stated in U.S. Dollars)

                                              JULY 31     APRIL 30
                                               2004         2004
                                           -------------------------
ASSETS
------
Current
-------
Cash                                       $   76,626     $  90,846
Goods and Services Tax recoverable              3,573         2,899
Prepaid expenses and deposits                  11,141         9,512
                                           ----------     ---------
                                               91,340       103,257
Patents (Note 2)                              100,000             -
Property And Equipment                          9,926         9,751
                                           ----------     ---------
                                           $  201,266     $ 113,008
                                           ==========     =========
LIABILITIES
-----------
Current
-------
Accounts payable                           $   35,303        33,871
Advances payable                                1,004           972
Loan payable (Note 3)                         303,740       150,000
                                           ----------     ---------
                                              340,047       184,843
                                           ----------     ---------
SHAREHOLDERS' DEFICIENCY
------------------------
Share Capital
-------------
Authorized: 75,000,000 common shares with
    a par value of $0.001 per share
Issued:     15,000,000 common shares          15,000         15,000
Additional paid-in capital                    23,664         23,664
Cumulative Translation Adjustment                 74         (1,918)
Deficit Accumulated During The
Development Stage                           (177,519)      (108,581)
                                          ----------      ---------
                                            (138,781)       (71,835)
                                          ----------      ---------
                                          $  201,266      $ 113,008
                                          ==========      =========

                       See accompanying notes
                                48

                          ROTOBLOCK CORPORATION
                     (A Development Stage Company)
                    CONSOLIDATED STATEMENT OF LOSS
                             (Unaudited)
                       (Stated in U.S. Dollars)

                                                          Period From
                                                          Commencement
                                                         of Operations
                                         Three Months     September 2,
                                           Ended            2003 to
                                         July 31, 2004    July 31, 2004
                                        --------------   --------------
Expenses
--------
Depreciation                              $      533     $       533
Interest                                       3,740           3,740
Rent                                           4,284          16,738
Professional fees                             10,088          18,703
Office and sundry                             16,777          19,798
Research and development expenses             32,133         111,007
Travel and entertainment                       1,383           6,862
                                          ----------     -----------
Loss For The Period                       $  (68,938)    $  (177,381)
                                          ==========     ===========

Basic And Diluted Loss Per Share          $    (0.01)
                                          ----------
Basic And Diluted Weighted Average
Number Of Shares Outstanding              15,000,000
                                          ----------
Comprehensive Loss
------------------
Loss for the period                       $  (68,938)
Foreign currency translation adjustment        1,992
                                          ----------
Total Comprehensive Loss                  $  (66,946)
                                          ==========
Comprehensive Loss Per Share              $    (0.01)
                                          ==========





                         See accompanying notes

                                    49



                          ROTOBLOCK CORPORATION
                     (A Development Stage Company)
                  CONSOLIDATED STATEMENT OF CASH FLOWS
                              (Unaudited)
                         (Stated in U.S. Dollars)
                                                      Period From Commencement
                                         Three Months      of Operations
                                           Ended        September 2, 2003 to
                                        July 31, 2004     July 31, 2004
                                        --------------   --------------
Operating Activities
--------------------
Loss for the period                      $   (68,938)    $  (177,381)
Item not involving cash: Non-cash interest     3,740           3,740
                         Depreciation            533             533
                                          -----------    -----------
                                             (64,665)       (173,108)
Adjustments To Reconcile Net Loss To
Net Cash Used By Operating Activities
-------------------------------------
Goods and Services Tax recoverable              (674)         (3,573)
Prepaid expenses and deposits                 (1,629)        (11,141)
Accounts payable                               1,432          35,303
                                         -----------      ----------
                                             (65,536)       (152,519)
                                         -----------      ----------
Investing Activities
--------------------
Purchase of property and equipment              (708)        (10,459)
Deficiency of purchase of net assets               -            (138)
Purchase of patents                         (100,000)       (100,000)
                                         -----------      ----------
                                            (100,708)       (110,597)
                                         -----------      ----------
Financing Activities
--------------------
Issue of share capital                             -          38,664
Advances payable                                  32           1,004
Loan payable                                 150,000         300,000
                                         -----------      ----------
                                             150,032         339,668
                                         -----------      ----------
Foreign Exchange Effect On Cash                1,992              74
                                         -----------      ----------
Increase (Decrease) In Cash                  (14,220)         76,626
Cash, Beginning of Period                     90,846               -
Cash, End of Period                      $    76,626      $   76,626
                                         -----------      ----------
Supplementary Cash Flow Information
 Interest Paid                           $     8,745      $    8,745

                                 50

                             ROTOBLOCK CORPORATION
                        (A Development Stage Company)
             CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
              JULY 31, 2004 (Unaudited)(Stated in U.S. Dollars)

                   COMMON STOCK                       DEFICIT
               -------------------------              ACCUMULATED
               NUMBER OF      ADDITIONAL  CUMULATIVE  DURING THE
               COMMON   PAR   PAID-IN     TRANSLATION DEVELOPMENT
               SHARES   VALUE CAPITAL     ADJUSTMENT  STAGE         TOTAL
               ----------------------------------------------------------
Shares issued
for cash     7,000,000 $  -   $     534    $    -     $    -      $     534
Shares issued
for cash       200,000    -      38,130         -          -         38,130
Adjustment to number of
shares issued and
outstanding as a result
of the acquisition
of Rotoblock
Inc.        (7,200,000)   -           -        -         -               -
Shares issued in
connection with the
acquisition of
Rotoblock
Inc.        15,000,000  15,000  (15,000)        -         -               -
Excess of
consideration
over net assets
purchased from
Rotoblock, Inc.    -     -           -         -         (138)       (138)
Foreign exchange
translation
adjustment          -     -           -      (1,918)       -         (1,918)
Loss for the
period              -     -           -         -      (108,443)   (108,443)
           ------------------------------------------------------------------
Balance,
April 30,
2004       15,000,000  $15,000  $ 23,664    $(1,918)  $(108,581)  $ (71,835)
           -----------------------------------------------------------------
Foreign
exchange
translation
adjustment          -     -           -      1,992         -          1,992
Loss for the
period              -     -           -         -       (68,938)    (68,938)
          -----------------------------------------------------------------
Balance, July
31, 2004   15,000,000  $15,000  $ 23,664    $   74    $(177,519)  $(138,781)
           ==================================================================
                                  See accompanying notes
                                    51

                          ROTOBLOCK CORPORATION
                      (A Development Stage Company)
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JULY 31, 2004

1. BASIS OF PRESENTATION
------------------------
The unaudited financial statements as of July 31, 2004 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these financial statements be read in conjunction with the April 30, 2004 audited financial statements and notes thereto.

 2.	 SIGNIFICANT ACCOUNTING POLICY

Patents
-------
The Company accounts for patent costs in accordance with Statement of Financial Accounting Standards (SFAS) 142 - "Goodwill and Other Intangible Assets". In accordance with that statement, intangible assets with estimatable lives, such as a patent, are amortized on a straight-line basis over the estimated useful lives and are reviewed for impairment in accordance with SFAS 144 - "Accounting for the Impairment of Long-Lived Assets". The patent costs will be amortized over their estimated useful lives upon exercise of the option.

3.  PATENTS
-----------
On September 15, 2003, the Company, through its subsidiary, entered into an option agreement to purchase certain patents known as "Oscillating Piston Engine". Under the terms of the option agreement, the Company is required to pay $100,000 in cash by May 31, 2004 (paid) plus interest at the rate of 24% per annum calculated from January 31, 2004, ($8,745 paid) and $1,000,000 in cash by December 2, 2005 or $1,500,000 in cash by June 2, 2007.

In addition, the Company agreed to contract the vendor of the patents for services to be provided at a rate of $250 per day for a minimum of 150 days within the first 36 months of operations.

 Patent costs to date                      $100,000
    Accumulated amortization                       -
                                              --------
                                              $100,000
                                              ========

There has been no amortization recorded to date.

                                 52


3.  LOAN PAYABLE
----------------
On March 30, 2004, the Company entered into a loan agreement for $500,000, of which $300,000 has been received as at July 31, 2004. The loan is secured by all the assets of the Company, bears interest at 5% per annum and is payable on demand.

4.  RELATED PARTY TRANSACTIONS
---------------------------------
During the period ended July 31, 2004, the Company paid $10,058 in consulting fees to a director of the Company. The amount is included in research and development expenses.

At July 31, 2004, an amount of $23,880 included in accounts payable is due to a director for consulting fees and expenses paid on behalf of the Company.

































                                     53




















                       ROTOBLOCK CORPORATION
                    (A Development Stage Company)


                 CONSOLIDATED FINANCIAL STATEMENTS


                           APRIL 30, 2004
                      (Stated in U.S. Dollars)

























                                     54



                Morgan & Company Chartered Accountants
                      P.O. Box 10007 Pacific Centre
                     Suite 1488 - 700 West Georgia St.
                       Vancouver BC Canada V7Y 1A1
                          Tel:  604-687-5841

                           AUDITORS' REPORT

To the Directors
Rotoblock Corporation
(A development stage company)

We have audited the consolidated balance sheet of Rotoblock Corporation (a development stage company) as at April 30, 2004 and the consolidated statements of loss, cash flows, and stockholders' deficiency for the period from commencement of operations, September 2, 2003, to April 30, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at April 30, 2004 and the results of its operations and cash flows for the period from commencement of operations, September 2, 2003, to April 30, 2004 in accordance with United States generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred a net loss of $108,581 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfill its development activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management's plans in regard to these matters are discussed in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada
May 14, 2004 except for Note 8, which is dated as of September 14, 2004 /s/ Morgan & Company
Chartered Accountants
                                    55


                    ROTOBLOCK CORPORATION
                (A Development Stage Company)
                 CONSOLIDATED BALANCE SHEET
                       APRIL 30, 2004
                 (Stated in U.S. Dollars)

ASSETS
------
Current
-------
Cash                                       $   90,846
Goods and Services Tax recoverable              2,899
Prepaid expenses and deposits                   9,512
                                           ----------
                                              103,257
Property And Equipment                          9,751
                                           ----------
                                           $  113,008
                                           ==========
LIABILITIES
-----------
Current
-------
Accounts payable                           $   33,871
Advances payable                                  972
Loan payable (Note 5)                         150,000
                                           ----------
                                              184,843
                                           ----------
SHAREHOLDERS' DEFICIENCY
------------------------
Share Capital
-------------
Authorized:
    75,000,000 common shares with a
    par value of $0.001 per share
Issued:
    15,000,000 common shares                  15,000
Additional paid-in capital                    23,664
Cumulative Translation Adjustment             (1,918)
Deficit Accumulated During The
   Development Stage                        (108,581)
                                          ----------
                                             (71,835)
                                          ----------
                                          $  113,008
                                          ==========

                       See accompanying notes

                   ROTOBLOCK CORPORATION
               (A Development Stage Company)
              CONSOLIDATED STATEMENT OF LOSS
  PERIOD FROM COMMENCEMENT OF OPERATIONS, SEPTEMBER 2, 2003,
                    TO APRIL 30, 2004
                (Stated in U.S. Dollars)

Expenses
--------
Rent                                      $   12,454
Professional fees                              8,615
Office and sundry                              3,021
Research and development expenses             78,874
Travel and entertainment                       5,479
                                          ----------
Loss For The Period                       $ (108,443)
                                          ==========

Basic And Diluted Loss Per Share          $    (0.01)
                                          ----------
Basic And Diluted Weighted Average
Number Of Shares Outstanding              15,000,000
                                          ----------
Comprehensive Loss
------------------
Loss for the period                       $ (108,443)
Foreign currency translation adjustment       (1,918)
                                          ----------
Total Comprehensive Loss                  $ (110,361)
                                          ==========
Comprehensive Loss Per Share              $    (0.01)
                                          ==========





                         See accompanying notes

                     ROTOBLOCK CORPORATION
                 (A Development Stage Company)
             CONSOLIDATED STATEMENT OF CASH FLOWS
     PERIOD FROM COMMENCEMENT OF OPERATIONS, SEPTEMBER 2, 2003,
                      TO APRIL 30, 2004
                   (Stated in U.S. Dollars)


Operating Activities
--------------------
Loss for the period                      $  (108,443)

Adjustments To Reconcile Net Loss To
Net Cash Used By Operating Activities
-------------------------------------
Goods and Services Tax recoverable            (2,899)
Prepaid expenses and deposits                 (9,512)
Accounts payable                              33,871
                                         -----------
                                             (86,983)
                                         -----------
Investing Activities
--------------------
Purchase of property and equipment            (9,751)
 Deficiency of purchase of
net assets                                  (138)
                                         -----------
                                              (9,889)
                                         -----------
Financing Activities
--------------------
Issue of share capital                        38,674
Advances payable                                 972
Loan payable                                 150,000
                                         -----------
                                             189,646
                                         -----------
Foreign Exchange Effect On Cash               (1,928)
                                         -----------
Increase In Cash And Cash,
End Of Period                            $    90,846
                                         ===========


                      See accompanying notes

                      ROTOBLOCK CORPORATION
                  (A Development Stage Company)
        CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
                          APRIL 30, 2004
                    (Stated in U.S. Dollars)

                   COMMON STOCK                       DEFICIT
               -------------------------              ACCUMULATED
               NUMBER OF      ADDITIONAL  CUMULATIVE  DURING THE
               COMMON   PAR   PAID-IN     TRANSLATION DEVELOPMENT
               SHARES   VALUE CAPITAL     ADJUSTMENT  STAGE         TOTAL
               ----------------------------------------------------------
Shares issued
for cash     7,000,000 $  -   $     534    $    -     $    -      $     534

Shares issued
for cash       200,000    -      38,130         -          -         38,130

Adjustment to number of
shares issued and
outstanding as a result
of the acquisition
of Rotoblock
Inc.        (7,200,000)   -           -        -         -               -

Shares issued in
connection with the
acquisition of
Rotoblock
Inc.        15,000,000  15,000  (15,000)        -         -               -

Excess of
consideration
over net assets
purchased from
Rotoblock, Inc.     -     -           -         -         (138)       (138)

Foreign exchange
translation
adjustment          -     -           -      (1,918)       -         (1,918)

Loss for the
period              -     -           -         -      (108,443)   (108,443)
           ------------------------------------------------------------------
Balance,
April 30,
2004       15,000,000  $15,000  $ 23,664    $(1,918)  $(108,581)  $ (71,835)
           ==================================================================

                          See accompanying notes

                          ROTOBLOCK CORPORATION
                      (A Development Stage Company)
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             APRIL 30, 2004
                        (Stated in U.S. Dollars)
1. OPERATIONS
Organization
------------
Rotoblock Corporation was incorporated in the State of Nevada, U.S.A., on March 22, 2004. Rotoblock Inc., the Company's wholly-owned Canadian subsidiary, was incorporated under the Canada Business Corporations Act on September 2, 2003.

Development Stage Activities
----------------------------
The Company has entered into an Option Agreement to acquire the rights to develop and market a new type of patented oscillating piston engine.

The Company is in the development stage, therefore, recovery of its assets is dependent upon future events, the outcome of which is indeterminable. In addition, successful completion of the Company's development program and its transition, ultimately to the attainment of profitable operations is dependent upon obtaining adequate financing to fulfill its development activities and achieve a level of sales adequate to support its cost structure.

Going Concern
-------------
Since inception, the Company has incurred losses and net cash outflows from operations. The Company expects to continue to incur substantial losses to complete the development of its business and, as disclosed in Note 3, will be required to make substantial payments over the next 18-36 months to acquire the patents. Since its inception, the Company has funded operations through common stock issuances and debt in order to meet its strategic objectives.
 The Company plans to continue to fund its operations and to finance the acquisition of the patents through common stock issuances and debt. However, there can be no assurance that the Company will be able to obtain sufficient funds to complete the acquisition of the patents and continue the development of and, if successful, to commence the sale of its products under development. As a result of the foregoing, there exists substantial doubt about the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2. SIGNIFICANT ACCOUNTING POLICIES
----------------------------------
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States.
Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.
                                  57

                          ROTOBLOCK CORPORATION
                      (A Development Stage Company)
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             APRIL 30, 2004
                        (Stated in U.S. Dollars)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)
----------------------------------------------
The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a)  Consolidation

These financial statements include the accounts of the Company, incorporated in Nevada, and its wholly owned Canadian subsidiary, Rotoblock Inc.

b)  Development Stage Company

The Company is a development stage company as defined in the Statements of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

c)  Property and Equipment

Property and equipment has been recorded at cost, net of accumulated depreciation. Improvements are capitalized and maintenance, repairs and minor replacements are expensed as incurred.

Depreciation is determined using the straight-line method over the estimated lives of the assets as follows: Equipment 5 years

d)  Research and Development

Research and development costs are expensed as incurred.

e)  Financial Instruments

The Company's financial instruments consist of cash, Goods and Services Tax recoverable, prepaid expenses and deposits, accounts payable, advance payable and loan payable.

Unless otherwise noted, it is management's opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.


                               58


                          ROTOBLOCK CORPORATION
                      (A Development Stage Company)
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             APRIL 30, 2004
                        (Stated in U.S. Dollars)

2.  SIGNIFICANT ACCOUNTING POLICIES (Continued)
----------------------------------------------
f)  Loss Per Share

The Company computes loss per share in accordance with SFAS No. 128 - "Earnings Per Share". Under the provisions of SFAS No. 128, basic loss per share is computed using the weighted average number of common stock outstanding during the periods. Diluted loss per share is computed using the weighted average number of common and potentially dilative common stock outstanding during the period. As the Company generated net losses in each of the periods presented, the basic and diluted loss per share is the same as any exercise of options or warrants, as disclosed in Note 6, and would be anti-dilutive.

g)  Foreign Currency Translation

The Company's subsidiary's operations are located in Canada, and its functional currency is the Canadian dollar. The financial statements of the subsidiary have been translated using the current method whereby the assets and liabilities are translated at the year end exchange rate, capital accounts at the historical exchange rate, and revenues and expenses at the average exchange rate for the period. Adjustments arising from the translation of the Company's subsidiary's financial statements are included as a separate component of shareholders' equity.

h)  Stock Based Compensation

The Company accounts for employee stock based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 - "Accounting for Stock Issued to Employees", and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the market price of the Company's common stock at the date of the grant over the amount an employee must pay to acquire the common stock. Non-employee stock based compensation is accounted for using the fair value method in accordance with SFAS No. 123 - "Accounting for Stock Based Compensation".

i)  Comprehensive Loss

The Company has adopted SFAS No. 130 - "Reporting Comprehensive Income". SFAS No. 130 establishes standards for reporting and displaying comprehensive income (loss) and its components. The Company's comprehensive loss consists solely of net earnings and foreign currency translation adjustment for the period.


                                 59

                          ROTOBLOCK CORPORATION
                      (A Development Stage Company)
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             APRIL 30, 2004
                        (Stated in U.S. Dollars)

2.  SIGNIFICANT ACCOUNTING POLICIES (Continued)
----------------------------------------------
j)  Income Taxes
The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

k)  Impairment of Long-Lived Assets
The Company periodically evaluates potential impairments of its long-lived assets, including intangibles. When the Company determines that the carrying value of long-lived assets may not be recoverable based upon the existence of one or more indicators of impairment, the Company evaluates the projected undiscounted cash flows related to the assets.
If these cash flows are less than the carrying value of the assets, the Company measures the impairment using discounted cash flows or other methods of determining fair value.

Long-lived assets to be disposed of are carried at the lower of cost or fair value less estimated costs of disposal.

3.  ACQUISITION OF ROTOBLOCK, INC.
----------------------------------
Effective March 30, 2004, Rotoblock Corporation acquired all the issued common shares of Rotoblock Inc., a Canadian development stage company, by the issue of 15,000,000 common shares of Rotoblock Inc. to the shareholders. As the former shareholders of Rotoblock Inc. own the majority of the issued capital of Rotoblock Corporation and Rotoblock Corporation is in the development stage, the transaction has been treated for accounting purposes as a purchase of the net assets of Rotoblock Corporation.

Rotoblock Corporation had a net asset deficiency at the purchase date and, therefore, the 15,000,000 common shares issued in exchange for the net assets were issued at a fair value of $Nil with the net asset deficiency of $138 charged to deficit.

The following summarized the net assets acquired and liabilities assumed:

Current Assets                   $     149,862
Current Liabilities                   (150,000)
                                 -------------
Net Asset Deficiency             $        (138)

                          ROTOBLOCK CORPORATION
                      (A Development Stage Company)
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             APRIL 30, 2004
                        (Stated in U.S. Dollars)


3.  ACQUISITION OF ROTOBLOCK, INC. (Continued)
---------------------------------------------
 Under this method of accounting, these consolidated financial statement include the accounts of Rotoblock, Inc. from inception and the account of Rotoblock Corporation from the date of acquisition.

4.  PATENTS
-----------
On September 15, 2003, the Company, through its subsidiary, entered into an option agreement to purchase certain patents known as "Oscillating Piston Engine". Under the terms of the option agreement, the Company is required to pay $100,000 in cash by May 31, 2004 plus interest at the rate of 24% per annum calculated from January 31, 2004, and $1,000,000 in cash 18 months after the first payment is made or $1,500,000 in cash 36 months after the first payment is made.

In addition, the Company agreed to contract the vendor of the patents for services to be provided at a rate of $250 per day for a minimum of 150 days within the first 36 months of operations.

5.  LOAN PAYABLE
----------------
On March 30, 2004, the Company entered into a loan agreement for $500,000, of which $150,000 has been received as at April 30, 2004. The loan is secured by all the assets of the Company, bears interest at 5% per annum and is payable on demand.

6.  RELATED PARTY TRANSACTIONS
---------------------------------
During the period ended April 30, 2004, the Company paid $31,297 in consulting fees to a director of the Company.

At April 30, 2004, an amount of $29,600 included in accounts payable is due to a director for consulting fees and expenses paid on behalf of the Company.

                          ROTOBLOCK CORPORATION
                      (A Development Stage Company)
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             APRIL 30, 2004
                        (Stated in U.S. Dollars)


7.  INCOME TAX
------------------
A reconciliation of income tax expense to the amount computed at the statutory rate is as follows:

Loss for the period                $ (108,443)
Statutory tax rate                         35%
                                   ----------
Expected income tax provision      $  (37,955)
Effect of foreign tax rates            (2,841)
Unrecognized tax losses	               40,796
                                   ----------
                                   $      -
                                   ==========

Significant components of deferred income tax assets are as follows:

Operating loss                     $   40,796
Valuation allowance                   (40,796)
                                   ----------
                                   $     -
                                   ==========

The Company has $108,443 in Canadian losses carryforward, which will expire in 2012 if not utilized.


NOTE 8.  SUBSEQUENT EVENTS
------------------------------
Subsequent to April 30, 2004, the Company received a loan of $150,000 of which $108,745 was used to pay the amounts due under the patent option agreement, dated September 15, 2003, referred to in note 4. The amount paid includes interest of $8,745.

           PART II - INFORMATION NOT REQUIRED IN PROSPECTUS
           ------------------------------------------------

Item 24.   Indemnification of directors and officers.
Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

As regards indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Item 25.   Other expenses of issuance and distribution.
Expenses incurred or (expected) relating to this Registration Statement and distribution are as follows:

          Legal fees                 $  1,500
          Accounting                 $  3,000
          Registration fees          $    400
          Printing of Prospectus     $    100
                                     --------
TOTAL                                $  5,000

Item 26.   Recent sales of unregistered securities.
Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation were involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On March 30, 2004, 15,000,000 shares of our restricted common stock were issued to the shareholders of Rotoblock, Inc., a Canadian corporation, in exchange for all of their shares in Rotoblock, Inc., which became our wholly owned Subsidiary. The total value of all of the shares in the Canadian corporation was $38,664 or $.002 per share. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to founders of the company, bear a restrictive legend and were issued to non-US residents. Following is a list of the shareholders and number of shares they were issued in exchange for their shares of Rotoblock, Inc. shares:

                            No. of Shares of           No. of Shares of
                            Rotoblock, Inc.          Rotoblock Corporation
Name of Shareholder           Surrendered                  Issued
--------------------------  ----------------         ---------------------
Peter Scholl                   2,575,472                  5,365,567
Wilfred Chipman                2,575,472                  5,365,569
Lance Waymen                     660,377                  1,375,785
Jeane Manning                    396,226                    825,471
Lourdes Martin                   396,226                    825,471
Dr. Monti Farrell                264,151                    550,315
William Escalante                192,075                    400,156
Mary Jane Ruddy                   40,000                     83,333
Ernst Naef                        40,000                     83,333
Lawrence Thibault                 20,000                     41,667
Celeste Cashmen                   20,000                     41,667
Jeanette Woo                      10,000                     20,833
Mirriam Dulawan                   10,000                     20,833

All of these founding shareholders of Rotoblock, Inc., the Subsidiary, are unrelated third parties, except for Peter Scholl, our President, CEO and Chairman of the Board of Directors, and Wilfred Chipman and Dr. Monti
Farrell, who are outside consultants, who will be used on an as-needed and when available basis. Lance Waymen and Celeste Cashmen are brother and sister. None of the other shareholders are related to each other or to our officers, directors or principal shareholders.

Item 27.   Exhibits.
 The following exhibits marked with an asterisk and required to be filed as part of this Registration Statement are incorporated here by this reference and can be found in their entirety in our initial
Form SB-2 Registration Statement filing on June 7, 2004, under SEC File Number 333-116324:

          Exhibit
          Number         Description
          -------        -----------
           3.1    *      Articles of Incorporation
           3.2    *      Bylaws
           5      *       Opinion re: Legality
           23.1          Consent of Independent Auditors
           23.2   *      Consent of Counsel (See Exhibit 5.1)
           99.1   *      Lease Agreement
           99.2   *      Loan Agreement
           99.3   *      Draft Warrant Agreement
           99.4   *      Option Agreement with Dr. Farrell
           99.5   *      Subscription Agreement
           99.6   *      Equipment Rental Agreement

Item 28.   Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

       (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.


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                    Interests of Named Experts and Counsel

The validity of the common stock offered hereby was passed upon for us by our independent legal counsel, Robert C. Weaver, Jr., Esq., 721 Devon Court, San Diego, California 92109.

Our financial statements included in this prospectus have been audited by Morgan & Company, 700 West Georgia Street, Suite 1488, Vancouver, B.C., our independent certified public accountant, as stated in the auditors report appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                                  SIGNATURES
                                  ----------
In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Province of British Columbia, Country of Canada.

November 15, 2004                Rotoblock Corporation, Registrant

                                 By: /s/ Peter H. Scholl
                                 -----------------------------------------
                                 Peter H. Scholl, President and Chief
                                 Executive Officer


November 15, 2004                By: /s/ Howard Gelfand
                                 -----------------------------------------
                                 Howard Gelfand, Secretary, Treasurer,
                                 Chief Financial Officer and Principal
                                 Accounting Officer
















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